Exhibit 2.1

FORM OF PURCHASE AND SALE AGREEMENT1

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is entered into by [NAME OF SELLER ENTITY] LLC, a Washington limited liability company (“Seller”), and ACORN DEVELOPMENT LLC, a Delaware limited liability company (“Purchaser”), as of October 1, 2012 (“Effective Date”).

RECITALS:

A. Seller owns a fee simple interest in and to certain real property known as [VARIES] as more particularly described in
Exhibit A attached hereto and made a part hereof (“Premises”).

B. The parties to this Agreement have agreed to the sale and purchase of the Property (as hereinafter defined), of which the Premises are a part, on terms and conditions more particularly set forth in this Agreement.

ARTICLE 1

PURCHASE AND SALE OF PROPERTY.

On the terms and conditions stated in this Agreement, Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Seller, all of Seller’s right, title, and interest in and to the following described property (collectively, the “Property”):

1.1 Land. The Premises, together with all rights and appurtenances pertaining to the Premises, including, without limitation, all of Seller’s right, title and interest in and to (i) all minerals, oil, gas, and other hydrocarbon substances thereon or thereunder, (ii) all adjacent strips, streets, roads, alleys and rights-of-way, public or private, open or proposed, (iii) all covenants, easements, privileges, and hereditaments pertaining thereto, regardless of record, and (iv) all access, air, water, riparian, development, utility, and solar rights (collectively, the “Land”).

1.2 Improvements. The office buildings located at [VARIES]2 Seattle, Washington (the “Buildings”) constructed on the Premises, together with all parking structures and all other improvements and structures constructed on the Premises (collectively, the “Improvements”).

1.3 Personal Property. All of Seller’s right, title, and interest in and to (specifically excluding any fixtures or personal property owned by tenants pursuant to Leases or licensees pursuant to Licenses or personal property owned by the property manager) the following:

[1]	On October 1, 2012, a subsidiary of the Company entered into a series of substantially identical purchase and sale agreements in the form of this agreement to acquire 11 buildings comprising 1.8 million square feet of corporate office space in Seattle, Washington, for approximately $1.16 billion.
[2]	This term varied to reflect the specifics for the buildings covered by each respective agreement.

(i) mechanical systems, fixtures, machinery and equipment comprising a part of or attached to or located upon or within the Improvements; (ii) maintenance equipment, tools and furniture if any, owned by Seller and used exclusively in connection with, and located in or at, the Improvements (“Hard Personal Property”); (iii) site plans, surveys, plans and specifications, manuals and instruction materials, and floor plans in Seller’s possession or control which relate to the Land or Improvements; (iv) the books and records which relate to ownership and operation of the Property; (v) pylons and other signs situated on or at the Land or Improvements; and (vi) other tangible personal property owned by Seller and used exclusively in connection with, and located in or on, the Land or Improvements as of the date of Closing (as defined in Section 8.1 below) (collectively, the “Personal Property”), a current list of Hard Personal Property is attached hereto as Schedule 1.3.

1.4 Leases and Licenses. Seller’s right, title, and interest in (i) all leases with tenants leasing all or any portion of the Improvements (“Leases”), and (ii) to the extent assignable, Seller’s right, title, and interest in all license agreements, occupancy agreements, and other similar agreements with licensees using any portion of the Improvements in effect as of the date of Closing (collectively, the “Licenses”), in each case to the extent the same are in effect as of the Closing Date, a current list of which is attached hereto as Schedule 1.4. A current Rent Roll is attached as Exhibit B.

1.5 Security Deposits. Seller’s right, title, and interest in all security deposits held by Seller in connection with the Leases and Licenses and not applied pursuant to the terms thereof, a current list of which is attached hereto as Schedule 1.5.

1.6 Contracts. Subject to Section 6.1.3 hereof and to the extent assignable, Seller’s right, title, and interest in all contracts and other agreements (other than the Leases and Licenses and the other Permitted Exceptions) related to the Land, Improvements, Personal Property, Leases, or Licenses that will remain in existence after Closing, including, without limitation, contracts or agreements relating to construction, architectural services, warranties, parking, maintenance or other supplies or services, management, utility services, or any equipment leases (collectively, the “Contracts”), a current list of which is attached hereto as Schedule 1.6.

1.7 Permits. Seller’s right, title, and interest in all permits, licenses, certificates of occupancy, entitlements and governmental approvals that relate exclusively to the Land or Improvements, to the extent assignable (collectively, the “Permits”). At Closing, Seller will provide Purchaser with copies of all Permits that require renewals or ongoing inspections.

1.8 Intangibles. Seller’s right, title, and interest, if any, in all names, trade names, street numbers, marks, other symbols and general intangibles, which relate exclusively to the Land or the Improvements, to the extent assignable, other than any of the same that reference “Vulcan”, “Vulcan Real Estate”, “City Investors” or similar names (collectively, the “Intangibles”).

1.9 Assumed Liabilities. Except for liabilities for which Seller has expressly agreed to indemnify Purchaser under any other provision in this Agreement, at Closing, Purchaser shall assume liabilities (a) with respect to the Property and property taxes only to the extent (i) first arising on or after the Closing Date and related to Purchaser’s period of ownership, or (ii) first arising prior to the Closing, but which are to be prorated between Seller and Purchaser under Section 8.5 as of the Closing Date, and (b) only as otherwise expressly assumed by Purchaser or against which Purchaser has expressly agreed to indemnify Seller under any other provision in this Agreement (collectively, the “Assumed Liabilities”). This Section 1.9 shall survive the Closing.

1.10 Retained Liabilities. At Closing, Seller shall retain all liabilities with respect to the Property and property taxes, other than the Assumed Liabilities, including without limitation, the liabilities set forth in Schedule 1.10 (the “Retained Liabilities”). This Section 1.10 shall survive the Closing.

ARTICLE 2

PURCHASE PRICE AND DEPOSIT.

2.1 Purchase Price.

2.1.1 The aggregate purchase price for the Property (“Purchase Price”) shall be [One Billion One Hundred Fifty Four Million Five Hundred Thirty Two Thousand Three Hundred Eighty Nine AND NO/100 DOLLARS ($1,154,532,389.00)]3. The cash due at Closing from Purchaser on account of the Purchase Price shall be subject to adjustment as set forth in this Agreement. The Purchase Price shall be payable as follows:

2.1.2 Deposit. Within one (1) Business Day following the Effective Date, Purchaser shall deliver to First American Title Insurance Company, Seattle Office (Attention: Vicki Coats) (“Escrow Agent”), by federal funds wire transfer, a cash deposit in immediately available funds in the amount of [Twenty Three Million Ninety Thousand Six Hundred Forty Eight AND NO/100 DOLLARS ($23,090,648.00)]3 (together with any interest accrued thereon, the “Deposit”). The Deposit upon delivery by Purchaser shall be invested by Escrow Agent as reasonably directed by Purchaser among the investment options available at the Title Company for escrow accounts. All interest and other amounts earned on the Deposit, if any, shall be added to, and become part of, the Earnest Money. Until such time as it is disbursed to Seller pursuant to the terms and conditions of this Agreement, all right, title, and interest in the Deposit shall remain in Purchaser. On or before October 22, 2012, Purchaser shall deliver to Escrow Agent, by federal funds wire transfer, an additional cash deposit in immediately available funds in the amount of [Twenty Seven Million Four Hundred Nine Thousand Three Hundred Fifty Three AND NO/100 DOLLARS ($27,409,353.00)]3 (the “Extension Payment”). If Purchaser shall fail to deliver the Extension Payment with Escrow Agent within the time period provided for above, Seller may at any time prior to Escrow Agent’s receipt of the Extension Payment, terminate this Agreement by written notice to Purchaser and Escrow Agent, and retain the Deposit as Seller’s sole and exclusive remedy, and thereafter neither party shall have any further rights or obligations to the other hereunder, except for those which expressly survive the termination of this Agreement. If the Extension Payment is timely made, it shall be added to and become part of the Deposit. Escrow Agent shall hold the Deposit in accordance with this Agreement and shall disburse the Deposit to Seller at Closing.

[3]	This term varied to reflect the specifics for the property covered by each respective agreement. The dollar amount shown here reflects the aggregate amount across all agreements.

2.1.3 The balance of the Purchase Price due from Purchaser at Closing (after crediting the Deposit and after application of prorations and adjustments provided for in this Agreement) shall be paid by Purchaser to Escrow Agent by federal funds wire transfer in immediately available funds no later than 12:00 noon. Eastern/9:00 a.m. Pacific time on the Closing Date and disbursed to Seller at Closing in accordance with Section 8.3.2.

2.1.4 Seller and Purchaser agree that the amount of [Six Hundred Dollars ($600)]3 (“Independent Contract Consideration Payment”), has been bargained for as consideration for Seller’s execution and delivery of this Agreement and for Purchaser’s right of review, inspection, and termination, and is independent of any other consideration or payment provided for in this Agreement. Notwithstanding anything to the contrary contained herein, the Independent Contract Consideration Payment is non-refundable in all events. Simultaneously with the Deposit made under Section 2.1.2, Purchaser shall pay the Independent Contract Consideration Payment to Seller by means of a check or wired funds (in accordance with wiring instructions provided by Seller). In no event shall the Independent Contract Consideration Payment be credited towards the Purchase Price at Closing.

2.1.5 [$263,308.49]3 of the Purchase Price shall be allocated to tangible Personal Property for State of Washington sales/use tax purposes, as reflected on Schedule 1.3 attached hereto, and Purchaser shall be responsible for the payment of the sales/use tax due on such tangible Personal Property as provided in Section 8.5.1.2 below.

ARTICLE 3

TITLE AND SURVEY.

3.1 State of Title to be Conveyed. Title to the Property shall be conveyed to Purchaser free from all liens, encumbrances, encroachments, and other exceptions to title except (i) those shown on the Commitment or the Survey (as such terms are defined in Section 3.2 below) and not required to be cured by Seller in accordance with this Article 3, (ii) the Leases and Licenses, (iii) matters caused by Purchaser or the activities of Purchaser or its agents, employees, consultants, contractors, and representatives on the Property, (iv) real estate taxes, sewer rents and taxes, water rates and charges, vault charges and taxes, local improvement district taxes and assessments, business improvement district taxes and assessments, and any other governmental taxes, charges, or assessments levied or assessed against the Property, including any so-called payments in lieu of taxes, in each case that are a lien but not yet delinquent, subject to proration in accordance with Section 8.5.4 below, and (v) applicable zoning and building ordinances and land use regulations and any and all other present and future laws, rules, regulations, statutes, ordinances, orders or other legal requirements affecting the Property (collectively, the “Permitted Exceptions”). However, the Permitted Exceptions shall not include and Seller will cause to be deleted from the Title Policy to be issued to Purchaser at Closing special exceptions [VARIES]4 of the Commitment.

3.2 Title Commitment and Survey. Seller has provided to Purchaser a title insurance commitment with an effective date of [VARIES]5 (“Commitment”) for an Owner’s Policy of Title Insurance (Commitment No. [VARIES]5) from First American Title Insurance Company (“Title Company”), covering the Land, together with copies of all instruments reflected as exceptions set forth therein, as well as a copy of Seller’s existing ALTA survey of the Land prepared by Bush, Roed & Hitchings Inc. (“Surveyor”), Job No. [VARIES]5, and dated [VARIES]5 (“Survey”). With respect to any title or survey matters first arising after the Effective Date and on or prior to the Closing (a “Title Objection”), other than any of the Permitted Exceptions (to which Purchaser shall have no right to object), Purchaser shall have until the earlier of (i) five (5) Business Days after Purchaser’s discovery of such Title Objection or (ii) the Closing Date to notify Seller in writing of Purchaser’s objection thereto. In any case, any monetary exceptions arising after the Effective Date (other than taxes and LID assessments) shall be paid by Seller on or before Closing. If Purchaser shall timely notify Seller of any Title Objections, Seller shall have the right, but not the obligation, to cure such Title Objection(s) in its sole and absolute discretion other than monetary exceptions and title encumbrances created by or through Seller following the Effective Date, not otherwise approved by Purchaser, which shall be removed at Closing. Within three (3) Business Days after receipt of Purchaser’s notice of Title Objection(s), with the Closing automatically extended, if necessary, to allow for such response period, but in no event beyond the Designated Closing Date without Seller’s approval, Seller shall notify Purchaser in writing whether Seller elects to attempt to cure such Title Objection(s). Failure of Seller to give such notice within said three (3) Business Day period shall be deemed an election by Seller not to cure such Title Objection(s). If Seller elects or is deemed to have elected not to cure any Title Objection(s) specified in Purchaser’s notice, Purchaser shall have the following options, to be given by written notice to the Seller within five (5) Business Days after Purchaser’s receipt of Seller’s notice electing not to cure such objection(s) (or, if Seller fails to deliver such notice, within five (5) Business Days after the day on which Seller was required to deliver such notice): (a) to accept a conveyance of the Property subject to the Permitted Exceptions, specifically including any matters objected to by Purchaser that Seller has elected, or is deemed to have elected, not to cure (which such matter(s) shall thereafter be deemed to be a Permitted Exception), without reduction of the Purchase Price, or (b) to terminate this Agreement by sending written notice thereof to Seller and Escrow Agent, and upon delivery of such notice of termination, this Agreement shall terminate and the Deposit shall be returned to Purchaser, and thereafter neither party hereto shall have any further rights, obligations, or liabilities hereunder except for those matters that expressly survive termination of this Agreement. If there is any exception, other than a Permitted Exception, which can be remedied by the payment of money, then such exception shall be remedied by paying the same at Closing out of the proceeds otherwise due to Seller.

[4]	This term varied to reflect the specifics for the property covered by each respective agreement.
[5]	This term varied to reflect the specifics for the property covered by each respective agreement.

ARTICLE 4

PURCHASER’S DUE DILIGENCE AND ACKNOWLEDGEMENT.

4.1 Purchaser’s Due Diligence. Seller has made available (at reasonable times and places or by providing Purchaser access to an online database) for Purchaser’s review Seller’s files relating to the Property, including, without limitation, maintenance records, environmental reports, records of income, taxes and expenses, Leases, Licenses, tenant files, Contracts, records of repairs and capital improvements, in all cases as available, but expressly excluding all documents and materials of a privileged or proprietary nature, such as internal valuation analysis, projections, software, marketing materials, and materials constituting the work product of Seller or its agents and attorneys (collectively, the “Property Information”).

4.1.1 Due Diligence Completed. Purchaser completed its due diligence prior to the Effective Date and acknowledges that it has had the opportunity to perform a feasibility study of the Property, including, but not limited to, review and approval of the physical and environmental characteristics and condition of the Property and performance of marketing and feasibility studies, structural and engineering investigations, auditing of books and records of the Property, and financial analyses. Purchaser’s affiliate is the sole office Tenant of the Property pursuant to that certain Lease Agreement between Seller and Amazon Corporate LLC dated December 21, 2007 (as amended, the “Amazon Lease”) and has had full access to the Property. Purchaser shall continue to have access to the Property for purposes of conducting inspections through Closing and Seller shall cooperate in facilitating such access to any portions of the Property not open and available to Purchaser. Purchaser acknowledges that the Deposit is nonrefundable except as provided under this Agreement and that Purchaser shall be obligated to complete Closing under this Agreement, subject to the terms and conditions of this Agreement.

4.2 As Is, Where Is.

4.2.1 Express Representations. Except as provided in the express representations and warranties of Seller set forth in Sections 5.1 and 11.1 of this Agreement and except as may be expressly set forth in the documents executed and delivered by Seller at Closing, and subject to the limitations of time and money set forth in Sections 5.4 and 10.2 herein (collectively, the “Express Representations”), Seller does not, by the execution and delivery of this Agreement, and Seller shall not, by the execution and delivery of any document or instrument executed and delivered in connection with Closing, make any covenant, representation, or warranty, express or implied, of any kind or nature whatsoever, with respect to the Property, and all such covenants, representations, and warranties are hereby disclaimed.

4.2.2 Disclaimed Matters. Without limiting the generality of the foregoing, other than the Express Representations, Seller makes, and shall make, no express or implied warranty as to matters of zoning, acreage, building square footage, tax consequences or revenue or expense projections related to the Property, physical or environmental condition (including, without limitation, laws, rules, regulations, orders, and requirements pertaining to the use, handling, generation, treatment, release, storage, or disposal of any toxic or hazardous waste or toxic or hazardous or regulated substance), valuation or investment potential, governmental approvals, governmental regulations, or any other matter or attribute relating to or affecting the Property (collectively, the “Disclaimed Matters”).

4.2.3 Authority to Make Representations and Warranties. No person acting on behalf of Seller is authorized to make, and by execution hereof, Purchaser acknowledges that no person has made, any representation, agreement, statement, warranty, guarantee, covenant, or promise regarding the Property, any of the Disclaimed Matters, or the transaction contemplated herein or the zoning, construction, physical condition, or other status of the Property except for the Express Representations. No representation, warranty, agreement, statement, guarantee, covenant, or promise, if any, made by any person acting on behalf of Seller other than the Express Representations will be valid or binding on Seller.

PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE EXPRESS REPRESENTATIONS, SELLER HAS NOT MADE, DOES NOT MAKE, AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS, OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT, OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (I) VALUE; (II) THE INCOME TO BE DERIVED FROM THE PROPERTY; (III) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH MAY BE CONDUCTED THEREON, INCLUDING, WITHOUT LIMITATION, THE POSSIBILITIES, IF ANY, FOR FUTURE DEVELOPMENT OF THE PROPERTY; (IV) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; (V) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY; (VI) THE NATURE, QUALITY, OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE INDOOR AND OUTDOOR ENVIRONMENT AIR QUALITY, WATER, SOIL, AND GEOLOGY; (VII) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDERS, ORDINANCES, OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (VIII) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY; (IX) COMPLIANCE WITH ANY FEDERAL, STATE, AND LOCAL ENVIRONMENTAL PROTECTION, POLLUTION, HEALTH AND SAFETY OR LAND USE LAWS, RULES, REGULATIONS, ORDINANCES, ORDERS, REQUIREMENTS OR COMMON LAW, INCLUDING, WITHOUT LIMITATION, TITLE III OF THE AMERICANS WITH DISABILITIES ACT OF 1990, AS AMENDED, THE FEDERAL WATER POLLUTION CONTROL ACT, AS AMENDED, THE RESOURCE CONSERVATION AND RECOVERY ACT, AS AMENDED, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, THE SAFE DRINKING WATER ACT, AS AMENDED, THE HAZARDOUS MATERIALS TRANSPORTATION ACT, AS AMENDED, THE OCCUPATIONAL SAFETY AND HEALTH ACT OF 1970, AS AMENDED, THE TOXIC SUBSTANCE CONTROL ACT, AS AMENDED, AND REGULATIONS PROMULGATED UNDER ANY OF THE FOREGOING AND ANALOGOUS STATE STATUTES AND REGULATIONS; (X) THE PRESENCE OR ABSENCE OF HAZARDOUS

OR TOXIC MATERIALS, SUBSTANCES OR WASTE AT, ON, UNDER, OR ADJACENT TO THE PROPERTY (SUBSECTIONS (IX) AND (X) HEREIN COLLECTIVELY REFERRED TO AS, “ENVIRONMENTAL MATTERS”); (XI) THE CONTENT, COMPLETENESS, OR ACCURACY OF THE PROPERTY INFORMATION, THE SURVEY, OR THE COMMITMENT; (XII) THE CONFORMITY OF THE IMPROVEMENTS TO ANY PLANS OR SPECIFICATIONS FOR THE PROPERTY, INCLUDING ANY PLANS AND SPECIFICATIONS THAT MAY HAVE BEEN OR MAY BE PROVIDED TO PURCHASER; (XIII) THE CONFORMITY OF THE PROPERTY TO PAST, CURRENT, OR FUTURE APPLICABLE ZONING OR BUILDING REQUIREMENTS; (XIV) DEFICIENCY OF ANY UNDERSHORING, (XV) DEFICIENCY OF ANY DRAINAGE; (XVI) THE FACT THAT ALL OR A PORTION OF THE PROPERTY MAY BE LOCATED ON OR NEAR AN EARTHQUAKE FAULT LINE; (XVII) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY; OR (XVIII) ANY OTHER MATTER RELATING TO THE CONDITION OF THE PROPERTY. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY WITH QUALIFIED PERSONNEL AND REVIEW INFORMATION AND DOCUMENTATION AFFECTING THE PROPERTY, PURCHASER IS RELYING SOLELY ON THE EXPRESS REPRESENTATIONS, ITS OWN INVESTIGATION OF THE PROPERTY AND REVIEW OF SUCH INFORMATION AND DOCUMENTATION, AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER, EXCEPT AS EXPRESSLY SET FORTH IN THE EXPRESS REPRESENTATIONS. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION MADE AVAILABLE TO PURCHASER OR PROVIDED OR TO BE PROVIDED BY OR ON BEHALF OF SELLER WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION, EXCEPT AS EXPRESSLY SET FORTH IN THE EXPRESS REPRESENTATIONS. PURCHASER HEREBY ACKNOWLEDGES AND AGREES THAT PURCHASER SHALL NOT BE ENTITLED TO RELY ON ANY REPORTS OR OTHER PROPERTY INFORMATION SUPPLIED BY SELLER TO PURCHASER, EXCEPT AS SET FORTH IN THE EXPRESS REPRESENTATIONS. PURCHASER AGREES TO FULLY AND IRREVOCABLY RELEASE SELLER FROM ANY AND ALL CLAIMS THAT PURCHASER MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST SELLER FOR ANY COSTS, LOSS, LIABILITY, DAMAGE, EXPENSE, DEMAND, ACTION, OR CAUSE OF ACTION ARISING FROM SUCH INFORMATION OR DOCUMENTATION, EXCEPT TO THE EXTENT ARISING OUT OF A BREACH BY SELLER OF A REPRESENTATION OR WARRANTY (SUBJECT TO THE LIMITATIONS OF TIME AND MONEY SET FORTH IN SECTIONS 5.4 AND 10.2 HEREIN) MADE IN THE EXPRESS REPRESENTATIONS. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT, OR OTHER PERSON TO THE EXTENT NOT EXPRESSLY SET FORTH IN THE EXPRESS REPRESENTATIONS. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT

PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS” CONDITION AND BASIS WITH ALL FAULTS AND DEFECTS, AND THAT SELLER HAS NO OBLIGATIONS TO MAKE REPAIRS, REPLACEMENTS, OR IMPROVEMENTS EXCEPT AS MAY OTHERWISE BE EXPRESSLY STATED HEREIN. PURCHASER REPRESENTS, WARRANTS, AND COVENANTS TO SELLER, WHICH REPRESENTATION, WARRANTY, AND COVENANT TO SELLER SHALL SURVIVE THE CLOSING AND NOT BE MERGED WITH THE DEED, THAT, EXCEPT FOR SELLER’S EXPRESS REPRESENTATIONS, PURCHASER IS RELYING SOLELY UPON PURCHASER’S OWN INVESTIGATION OF THE PROPERTY.

BY INITIALING BELOW, PURCHASER ACKNOWLEDGES THAT (i) THIS SECTION 4.2 HAS BEEN READ AND FULLY UNDERSTOOD, (ii) PURCHASER HAS HAD THE OPPORTUNITY TO ASK QUESTIONS OF ITS COUNSEL ABOUT ITS MEANING AND SIGNIFICANCE, AND (iii) PURCHASER HAS ACCEPTED AND AGREED TO THE TERMS SET FORTH IN THIS SECTION 4.2.

PURCHASER’S INITIALS

4.2.4 Waiver. WITHOUT IN ANY WAY LIMITING ANY PROVISION OF THIS SECTION 4.2, PURCHASER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT, EXCEPT WITH RESPECT TO THE EXPRESS REPRESENTATIONS AND THE OBLIGATIONS OF SELLER SET FORTH IN THIS AGREEMENT, ANY CLOSING DOCUMENTS AND ALL RETAINED LIABILITIES, PURCHASER HEREBY WAIVES, RELEASES, AND DISCHARGES ANY CLAIM IT HAS, MIGHT HAVE HAD, OR MAY HAVE AGAINST SELLER WITH RESPECT TO (A) THE DISCLAIMED MATTERS, (B) SUBJECT TO ARTICLE 9 OF THIS AGREEMENT, THE CONDITION OF THE PROPERTY AS OF THE CLOSING DATE, (C) THE PAST, PRESENT, OR FUTURE PHYSICAL, ENVIRONMENTAL, ECONOMIC, OR LEGAL CONDITION OR COMPLIANCE OF THE PROPERTY WITH REGARD TO ANY FEDERAL, STATE, OR LOCAL LAW, STATUTE, ORDINANCE, RULE, REGULATION, ORDER, OR DETERMINATION OF ANY GOVERNMENTAL AUTHORITY OR AGENCY AFFECTING THE PROPERTY, INCLUDING WITHOUT LIMITATION THOSE PERTAINING TO ENVIRONMENTAL MATTERS, OR (D) ANY OTHER STATE OF FACTS THAT EXISTS WITH RESPECT TO THE PROPERTY OR ANY OF THE PROPERTY INFORMATION. THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES, AND CAUSES OF ACTION. PURCHASER ACKNOWLEDGES THAT THE FOREGOING WAIVER INCLUDES CLAIMS BY PURCHASER AGAINST SELLER UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION LIABILITY ACT (“CERCLA”), AND ANY OTHER FEDERAL, STATE AND LOCAL ENVIRONMENTAL LAW, AND CLAIMS UNDER THE AMERICANS WITH DISABILITIES ACT OF 1990, AS AMENDED. IN THIS CONNECTION AND TO THE EXTENT PERMITTED BY LAW, PURCHASER HEREBY AGREES, REPRESENTS, AND WARRANTS THAT PURCHASER REALIZES AND ACKNOWLEDGES THAT FACTUAL MATTERS NOW UNKNOWN TO IT MAY HAVE GIVEN OR MAY HEREAFTER GIVE RISE

TO CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES THAT ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED, AND PURCHASER FURTHER AGREES, REPRESENTS, AND WARRANTS THAT THE WAIVERS AND RELEASES HEREIN HAVE BEEN NEGOTIATED AND AGREED UPON IN LIGHT OF THAT REALIZATION AND THAT PURCHASER NEVERTHELESS HEREBY INTENDS TO RELEASE, DISCHARGE, AND ACQUIT SELLER FROM ANY SUCH UNKNOWN CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES THAT MIGHT IN ANY WAY BE INCLUDED IN THE WAIVERS AND MATTERS RELEASED AS SET FORTH IN THIS SECTION. PURCHASER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS SELECTION AND PURCHASER IS GRANTING THIS RELEASE OF ITS OWN VOLITION AND AFTER CONSULTATION WITH ITS COUNSEL. THIS SECTION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT OR THE CLOSING DATE AND SHALL NOT BE DEEMED TO HAVE MERGED INTO ANY OF THE DOCUMENTS EXECUTED OR DELIVERED AT CLOSING. TO THE EXTENT REQUIRED TO BE OPERATIVE, THE DISCLAIMERS OR WARRANTIES CONTAINED HEREIN ARE “CONSPICUOUS” DISCLAIMERS FOR PURPOSES OF ANY LEGAL REQUIREMENT.

NOTHING IN THE FOREGOING RELEASE SHALL INCLUDE CLAIMS ARISING OUT OF RIGHTS GRANTED IN THIS AGREEMENT, THE CLOSING DOCUMENTS, THE AMAZON LEASE, OR CLAIMS THAT PURCHASER HAS AGAINST THIRD PARTIES. THE WAIVERS, RELEASES AND DISCHARGES CONTAINED IN THIS SECTION 4.2.4 SHALL NOT IMPOSE UPON PURCHASER AN OBLIGATION TO INDEMNIFY SELLER.

PURCHASER’S INITIALS

ARTICLE 5

REPRESENTATIONS AND WARRANTIES.

5.1 Seller’s Representations and Warranties. As a material inducement for Purchaser to enter into this Agreement, Seller represents to Purchaser, as of the Effective Date and the Closing Date, as follows:

5.1.1 Organization. Seller is duly formed and validly existing under the laws of the jurisdiction of its organization and is qualified to transact business in the jurisdiction where the Property is located.

5.1.2 Authority/Consent. Seller possesses all requisite power and authority, and has taken all actions required by its organizational documents and applicable law, to execute and deliver this Agreement and will, by Closing, have taken all actions required by its organizational documents and applicable law to consummate the transactions contemplated by this Agreement.

5.1.3 Litigation. Except as may be disclosed on Schedule 5.1.3 attached hereto, no action, suit, or other proceeding (including, but not limited to, any condemnation action) is pending or, to Seller’s knowledge, has been threatened in writing that concerns or involves the Property that would, if determined adversely to Seller, materially and adversely affect the use or value of the Property or affect Seller’s ability to fulfill its obligations under this Agreement.

5.1.4 Bankruptcy. No bankruptcy, insolvency, reorganization, or similar action or proceeding, whether voluntary or involuntary, is pending, or, to Seller’s knowledge, has been threatened in writing, against Seller.

5.1.5 Contracts. Except for the Contracts referenced on Schedule 1.6 and subject to Section 6.1.3 below, there are no contracts or agreements to which Seller is a party or by which it is bound relating to construction, architectural services, parking, maintenance, or other supplies or services, management, leasing, or brokerage services, or any equipment leases that are currently in effect and will be in effect after Closing.

5.1.6 Employees. Seller has no employees.

5.1.7 Leases.

(i) Except for the Leases and Licenses referenced on Schedule 1.4 and leases, licenses, or other occupancy agreements that may be entered into by Seller pursuant to Section 6.1.1 hereof, there are no leases, rental agreements, license agreements or other occupancy agreements currently in effect that will affect the Property after Closing.

(ii) The Leases and Licenses have not been amended except as set forth on Schedule 1.4.

(iii) Each Lease and each License is in full force and effect.

(iv) Seller has provided Purchaser with true, accurate and complete copies of all Leases, Licenses, including all amendments, SNDAs, estoppel certificates and commencement date or delivery date memoranda or similar documents. Seller has provided complete copies of all notices, consents, approvals and correspondence under Licenses and Leases that are in Seller’s possession or control.

(v) Except as may be described in Schedule 8.5.8 (i) attached hereto, all tenant improvement allowances currently due and payable by Seller as landlord or licensee under or in connection with the current terms of the Leases and Licenses have been paid in full and except as may be described in Schedule 8.5.8(i) there are no other tenant improvement allowances, leasing commissions, or construction obligations under the Leases and Licenses that have not been fully paid or fulfilled.

(vi) Attached hereto as Schedule 1.5 is a true and complete list of security deposits currently held by Seller, as landlord or licensor, under the Leases and Licenses.

(vii) To Seller’s knowledge, except as may be described in Schedule 5.1.7 attached hereto, there exists no default by any tenant or licensee under any of the Leases or the Licenses after giving effect to any applicable grace or cure periods.

5.1.8 Violations of Law. Except as set forth on Schedule 5.1.8, Seller has not received written notice from any governmental authority of any violation of any federal, state, or local laws, ordinances, orders, regulations, and requirements affecting the Property or any portion thereof (including the conduct of business operations thereon) which violation remains unresolved and which violation would adversely affect the Property or the operation thereof, Seller has no knowledge of any pending investigation by any governmental authority, and has no knowledge of any violation of applicable laws with respect to the Property.

5.1.9 Environmental Reports. To Seller’s knowledge, true and complete copies of all environmental/hazardous waste studies and reports relating to the Property that have been prepared within the last ten (10) years and are in Seller’s possession or control (collectively, the “Environmental Reports”) have been furnished or will be furnished to Purchaser other than non-material documents for matters that have been remediated or otherwise closed out. Seller has no knowledge of any material inaccuracies in the Environmental Reports or the release of any hazardous substances at the Property except as disclosed in the Environmental Reports.

5.1.10 Foreign Person. Seller is not a “foreign person,” “foreign trust” or “foreign corporation” (as those terms are defined in the Internal Revenue Code of 1986, as amended, and related Income Tax Regulations).

5.1.11 No Conflicts. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not: (i) violate any judgment, order, injunction, or decree to which Seller or the Property is subject, or (ii) conflict with, result in a breach of, or constitute a default under the organizational documents of Seller or any lease, mortgage, loan agreement, covenant, or other agreement or instrument to which Seller is a party or by which Seller or the Property is bound.

5.1.12 OFAC. Seller is not a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Assets Control of the Department of the Treasury (“OFAC”) (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) or under any similar statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other similar governmental action.

5.1.13 Property Information. To Seller’s knowledge, Seller has provided to Purchaser all material factual information concerning the Property that is in Seller’s possession or control and Seller has no knowledge of any material inaccuracies in the information provided.

5.1.14 Unrecorded Agreements. Except as disclosed to Purchaser, to Seller’s knowledge there are no outstanding unrecorded public works or other off-site improvement agreements, recapture or latecomer agreements imposing on the Property or the owner of the Property costs of prior utility or other infrastructure installations. To Seller’s Knowledge, there are no outstanding bonds or letters of credit posted with any governmental authority, utility or other entity or person relating to the Property that Purchaser will be obligated to assume or replace at Closing. To Seller’s Knowledge, there are no tax reassessments or tax recapture obligations that would be imposed due solely to a change in the ownership, use or zoning of the Property.

5.1.15 Licenses, Permits and Approvals. To Seller’s knowledge, Seller has delivered true, accurate and complete copies of all licenses and permits concerning the construction and operation of the Property. To Seller’s knowledge, there are no violations of the permits and approvals concerning the construction and operation of the Property.

5.1.16 Satisfaction of Obligations. Except as set forth on Schedule 5.1.16, Seller has complied with all material obligations arising prior to Closing under all contracts, easements, leases, recorded documents and other agreements by which Seller is bound with respect to the Property or the Property is bound including all amounts to be paid by Seller under such agreements.

5.1.17 Compliance with Warranties. To Seller’s knowledge, Seller has maintained the Property consistent with the requirements of all applicable manufacturers’ and contractors’ warranties for the Property and improvements and equipment installed at the Property.

5.1.18 Accuracy of Schedules and Exhibits. All the schedules and Exhibit B attached to this Agreement are materially true, accurate and complete lists of the matters set forth therein; other than Schedule 1.10 which to Seller’s knowledge is materially true, accurate and complete list of the matters set forth therein.

5.1.19 New Matters. Seller shall disclose to the Purchaser in writing any material changes or events Seller learns of after the Effective Date that would materially contradict or modify any of the foregoing representations and warranties.

5.2 Purchaser’s Representations and Warranties. As a material inducement for Seller to enter into this Agreement, Purchaser represents to Seller, as of the Effective Date, as follows:

5.2.1 Organization. Purchaser is duly formed, validly existing, and in good standing under the laws of the jurisdiction of its organization and, as of the Closing Date, will be qualified to transact business in the jurisdiction where the Property is located.

5.2.2 Authority/Consent. Purchaser possesses all requisite power and authority, has taken all actions required by its organizational documents and applicable law, and has obtained all necessary consents, to execute and deliver this Agreement and will, by Closing, have taken all actions required by its organizational documents and applicable law to consummate the transactions contemplated in this Agreement.

5.2.3 OFAC. Purchaser is not a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of OFAC (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) or under any similar statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other similar governmental action.

5.2.4 No Conflicts. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not: (i) violate any judgment, order, injunction, or decree to which Purchaser is subject, or (ii) conflict with, result in a breach of, or constitute a default under the organizational documents of Purchaser or any lease, mortgage, loan agreement, covenant, or other agreement or instrument to which Purchaser is a party or by which Purchaser is bound.

5.2.5 Bankruptcy. No bankruptcy, insolvency, reorganization, or similar action or proceeding, whether voluntary or involuntary, is pending, or, to Purchaser’s knowledge, has been threatened in writing, against Purchaser.

5.3 Knowledge. For purposes of this Agreement, the phrase “to Seller’s knowledge” means the present, actual knowledge, without independent investigation or inquiry, of Ada Healey and Steve Hissong, the representatives of Seller who Seller represents and warrants are the representatives of the Seller that are in the best position to opine on such matters. There shall be no personal liability on the part of Ada Healey and Steve Hissong arising out of any representations or warranties made herein or otherwise. To the extent a Tenant Estoppel (defined in Section 6.5 below) is provided to Purchaser that sets forth information with respect to any item as to which Seller has made a representation or warranty, then Seller’s representations and warranties with respect to such information will thereafter be null and void and of no further force and effect and Purchaser shall rely on the information in such Tenant Estoppel.

5.4 Survival. All of the representations and warranties set forth in this Article 5 shall survive the Closing for a period of one (1) year (“Survival Period”), subject to the provisions of Article 10 of this Agreement. Purchaser shall provide Seller with written notice (a “Notice of Breach”) of any alleged breach or failure of any representation or warranty made by Seller and specifying the nature thereof within the Survival Period. Purchaser shall commence any action, suit, or proceeding with respect to any breach or failure that is the subject of the Notice of Breach, if at all, on or before the date that is one hundred twenty (120) days after the expiration of the Survival Period (“Suit Deadline”). Seller acknowledges and agrees that the resolution of such action, suit, or proceeding may not occur until after the expiration of the Survival Period and the Survival Period shall be deemed to be tolled with respect to (and only with respect to) any alleged breach or failure of a representation or warranty of which Seller receives a Notice of Breach before the expiration of the Survival Period, provided Purchaser files an action, suit, or proceeding with respect thereto prior to the Suit Deadline. Notwithstanding the foregoing to the contrary, Seller shall have no liability in connection with this Agreement by reason of any inaccuracy of a representation or warranty if, and to the extent that, Purchaser should reasonably have had knowledge of such inaccuracy at the time of the Closing given the circumstances, including without limitation the timing of the receipt of such information as disclosed to Purchaser or otherwise included in the Property Information, and Purchaser elects, nevertheless, to consummate the transaction contemplated hereby.

5.5 WAIVER OF RIGHT TO RECEIVE SELLER DISCLOSURE STATEMENT AND WAIVER OF RIGHT TO RESCIND. THE LAND AND IMPROVEMENTS CONSTITUTE “COMMERCIAL REAL ESTATE” AS DEFINED IN RCW 64.06. PURCHASER WAIVES THE RIGHT TO RECEIVE A SELLER DISCLOSURE STATEMENT (A “SELLER DISCLOSURE STATEMENT”) IF REQUIRED BY RCW 64.06. RCW 64.06 PROVIDES THAT PURCHASER MAY WAIVE ITS RIGHT TO RECEIVE THE SELLER DISCLOSURE STATEMENT; PROVIDED, HOWEVER, IF THE ANSWER TO ANY OF THE QUESTIONS IN THE SECTION OF THE SELLER DISCLOSURE STATEMENT ENTITLED “ENVIRONMENTAL” WOULD BE “YES,” PURCHASER MAY NOT WAIVE THE RECEIPT OF THE “ENVIRONMENTAL” SECTION OF THE SELLER DISCLOSURE STATEMENT. BY EXECUTING THIS AGREEMENT, PURCHASER ACKNOWLEDGES THAT IT HAS RECEIVED THE “ENVIRONMENTAL” SECTION OF THE SELLER DISCLOSURE STATEMENT AND PURCHASER WAIVES ITS RIGHT TO RECEIVE THE BALANCE OF THE COMPLETED SELLER DISCLOSURE STATEMENT.

Purchaser further agrees that any information discovered by Purchaser concerning the Land and Improvements shall not obligate Seller to prepare and deliver to Purchaser a revised or updated Seller Disclosure Statement. Purchaser hereby waives any right to receive an updated or revised Seller Disclosure Statement, regardless of the source of any new information.

PURCHASER HEREBY WAIVES, TO THE FULLEST EXTENT PERMISSIBLE BY LAW, THE RIGHT TO RESCIND THIS AGREEMENT PURSUANT TO ANY PROVISION OF RCW 64.06. IT IS THE INTENT OF PURCHASER THAT ANY SELLER DISCLOSURE STATEMENT PROVIDED BY SELLER WILL NOT BE RELIED UPON BY PURCHASER, AND SHALL GIVE PURCHASER NO RIGHTS WITH RESPECT TO SELLER OR UNDER THIS AGREEMENT. THIS WAIVER OF THE RIGHT TO RESCIND APPLIES TO SELLER DISCLOSURE STATEMENTS PROVIDED BEFORE, ON OR AFTER THE DATE OF THIS AGREEMENT AND APPLIES PROSPECTIVELY TO ANY UPDATED OR REVISED SELLER DISCLOSURE STATEMENTS THAT MAY BE PROVIDED BY SELLER TO PURCHASER.

Purchaser’s Initials:

ARTICLE 6

COVENANTS OF SELLER PRIOR TO CLOSING.

6.1 Operation of Property. From the Effective Date until the Closing, Seller shall operate the Property in accordance with the terms of this Section 6.1.

6.1.1 From the Effective Date until the Closing, Seller shall continue to operate, maintain, and repair the Property in the ordinary course of business and to the standard that Seller has operated the Property to date, and shall perform obligations of Seller under any and all easements burdening or benefitting the Property to the extent such obligations are required to be performed prior to Closing, but shall not take any of the following actions after the expiration of the Due Diligence Period without the prior written consent of Purchaser, which consent may be granted or withheld in Purchaser’s reasonable discretion, and which consent shall be deemed granted if Purchaser fails to respond to a written request for its consent within ten (10) Business days: (a) make or permit to be made any material alterations to or upon the Property (provided, however, Purchaser’s consent shall not be required for repairs or other work of an emergency nature, as required by law, or under any Lease or License, provided that Seller shall notify Purchaser of such work as soon as practicable), (b) enter into any contracts for the provision of services and/or supplies to the Property that are not terminable without premium or penalty by Purchaser upon no more than thirty (30) days’ prior written notice, or amend or modify any of the Contracts in any material respect, unless such Contract, as amended, may be terminated without premium or penalty by Purchaser upon no more than thirty (30) days’ prior written notice, (c) enter into any leases, licenses, or other occupancy agreements for the Property or any part thereof, or extend (except pursuant to a provision of the existing Lease or License), terminate or cancel (except in the event of a tenant default), or otherwise amend (except pursuant to a provision of the existing Lease or License) any of the Leases or Licenses, (d) remove or permit the removal from the Property of any fixtures, mechanical equipment, or any other item included in the Property except when replaced with items of equal or greater quality and value by Seller prior to Closing, and except for the use and consumption at the Property of inventory, office, and other supplies and spare parts, and the replacement of worn out, obsolete, and defective tools, equipment, and appliances, in each case in the ordinary course of business, (e) settle, compromise, withdraw, or terminate any real estate tax appeal or proceeding affecting the Property other than any relating solely to periods prior to tax year 2012, or (f) grant any easements or title encumbrances that will affect the Property after the Closing Date. Provided, however that there shall be no deemed consent granted by Purchaser’s failure to timely respond with regard to any new leases, licenses, or other occupancy agreements or to an amendment of any Lease or License. If Seller grants, permits or creates any title encumbrance prior to the Closing Date, and does not agree to remove such encumbrance pursuant to Section 3.2, Purchaser may treat such failure as a Seller default.

[Notwithstanding the provisions of Section 6.1.1 above, from the Effective Date until the Closing Date prospective new Leases or Licenses will be handled in the following manner. Seller shall keep Purchaser reasonably informed of discussions with any prospective tenant including, without limitation, the identity of potential tenants, offered lease terms and the like. Any proposed Letters of Intent for leases shall be subject to Purchaser’s prior written approval, which approval may be granted or withheld in Purchaser’s reasonable discretion and which consent shall be deemed granted if Purchaser fails to respond to a written request for its consent within ten (10) Business days. All new leases shall utilize the form retail lease which is attached hereto as Exhibit N (the “Form Retail Lease”). It shall be considered reasonable for Purchaser withhold its consent and, notwithstanding the language above, consent shall not be deemed granted due to Purchaser’s failure to timely respond to any of the following terms:

a. Any proposed restaurant tenant which is not an “Acceptable Restaurant.” “Acceptable Restaurant” shall mean a high-quality restaurant consistent with the following characteristics: (i) will be operated by a local company (i.e., not a national chain or franchise of a national chain) known for operating restaurants comparable to the Tom Douglas restaurants in Seattle; (ii) offers primarily table service and is not a cafeteria-style restaurant; (iii) is a “unique” restaurant concept not already found in the Seattle metropolitan area or is comparable with the concepts of the Tom Douglas restaurants in Seattle as of the date of this Agreement); and (iv) is not a “national chain” restaurant in the same category as Applebee’s, TGI Fridays, Red Robin or similar restaurants;

b. Any proposed material deviation from the terms of a letter of intent for the subject lease which has been previously approved by Purchaser;

c. Any proposed deviation from the provisions in Form Retail Lease with respect to the following issues:

(i) Landlord environmental or hazardous substances representations, warranties or indemnities;

(ii) Limitation of Landlord’s liability to its interest in the Property;

(iii) Consequential damages waiver;

(iv) Any modifications to tenant’s default remedies, including without limitation any termination, self-help, off-set remedies or additional rent abatement rights;

(v) Any tenant improvement allowances which do not expire within one (1) year of the commencement date of the term of the lease if not utilized by tenant;

(vi) Any exclusive use right that extends beyond the Property and does not exempt the office space in the Property, Amazon.com Inc. and its affiliates;

(vii) Any modification to the confidentiality provisions; or

(viii) Landlord indemnity obligations;

(ix) Any other changes materially increasing Landlord’s obligations or materially reducing the economic benefits of the lease to the Landlord from the provisions contained in Seller’s Form Retail Lease.]6

[Seller and Purchaser intend to enter into a Side Letter Agreement regarding proposed leases with Wells Fargo and Bartell Drugs on or about the Effective Date.]6

[6]	These provisions were not included in every agreement but only as applicable to property covered by a particular agreement.

6.1.2 Notwithstanding the foregoing, Seller shall have no obligation to Purchaser to make or perform any capital repairs or replacements unless required to do so to meet its obligations as landlord under the Leases or by applicable law.

6.1.3 Not later than ten (10) Business Days prior to the Designated Closing Date, Purchaser may deliver a written notice to Seller setting forth which, if any, of the Contracts Purchaser has elected to have Seller terminate. Seller will deliver notices of termination at Closing terminating those Contracts that Seller is timely notified hereunder to terminate by Purchaser, provided that (i) such Contracts are terminable in accordance with their terms and (ii) Purchaser shall be responsible for, and shall indemnify Seller for, any termination penalties or fees. At Closing, Seller shall assign to Purchaser, to the extent assignable, and Purchaser shall assume, the other Contracts pursuant to the Assignment and Assumption Agreement (as defined in Section 8.2.1.4).

6.1.4 Notices. Promptly after receipt, Seller shall provide Purchaser with true and complete copies of any written notices that Seller receives from any governmental authority with respect to (i) any special assessments or proposed increases in the valuation of the Property; (ii) any condemnation or eminent domain proceedings affecting the Property or any portion thereof; or (iii) any violation of any environmental law or any zoning, health, fire, safety or other law, regulation or code applicable to the Property. In addition, Seller shall deliver or cause to be delivered to Purchaser, promptly upon the giving or receipt thereof by Seller, true and complete copies of any written notices of default given or received by Seller under any of the Leases or Licenses.

6.2 Litigation. Seller will advise Purchaser promptly of any litigation, arbitration proceeding or administrative hearing that is instituted after the Effective Date and that concerns or affects Seller or the Property, other than any such matters (such as slip and fall and similar claims) that are covered by Seller’s insurance which shall be Retained Liabilities.

6.3 Insurance. Prior to Closing, Seller will maintain Seller’s existing insurance coverage or substantially similar replacement coverage for the Property.

6.4 Tenant Estoppels. Seller shall not be obligated to obtain an estoppel from Amazon Corporate LLC, as Purchaser is an affiliate of Amazon Corporate LLC. Seller shall request from each of the other tenants under a Lease an estoppel certificate in substantially the form of Exhibit C attached hereto or on the standard form of a tenant that customarily issues its own form; provided, however, that if such tenant’s Lease attaches or prescribes a form of, or content of, an estoppel certificate, such tenant may deliver an estoppel certificate conforming to such tenant’s Lease (collectively, the “Tenant Estoppels”). Seller shall promptly deliver to Purchaser the Tenant Estoppels received by Seller. Seller shall deliver Landlord Estoppels in the form attached hereto as Exhibit C-1 for any Lease (except the Amazon Lease) for which Landlord does not deliver a Tenant Estoppel.

6.5 [Easement Obligations. Seller shall use good faith efforts, prior to the Closing, Date, to make all payments due or to become due, and fully perform all of the “Construction Easement Obligations” of Seller as shown on the Retained Liabilities Schedule, and provide Purchaser with reasonable evidence that the Construction Easement Obligations have been fully satisfied. To the extent the Construction Easement Obligations have not been completed prior to Closing, Seller shall fully perform all of the Construction Easement Obligations at the earliest possible date, and such obligations shall be guaranteed by City Investors LLC pursuant to the “Post Closing Obligations Guaranty” in the form attached hereto as Exhibit M. Notwithstanding the foregoing, Purchaser and Seller acknowledge and understand that there are obligations in the Construction Easement Obligations identified on Schedule 1.10 which require that Seller or an affiliate of Seller provide certain off-site parking rights ( “Offsite Parking” and the “Offsite Parking Obligations”) for periods of time that will extend beyond Closing. Seller shall continue after Closing to be responsible for providing all Offsite Parking to the persons or entities entitled thereto under those identified Easements. Purchaser and Seller acknowledge and understand that there is an obligation referenced in the Lease of [VARIES](“tenant”) as identified on Schedule 1.10, which requires that Seller or an affiliate of Seller provide certain off-site parking rights to tenant (“Offsite Parking” and the “Offsite Parking Obligations”). Seller shall continue after Closing to be responsible for providing all Offsite Parking to tenant. Collectively, the Construction Easement Obligations and the Offsite Parking Obligations and all other obligations under this section 6.5 are the “Easement Obligations”. Seller shall indemnify and hold Purchaser harmless from and against all Construction Easement Obligations and Offsite Parking Obligations, any default by Seller under this Section 6.5, and against any and all claims, damages, costs, liabilities, expenses and causes of action (including reasonable attorneys’ fees and costs) arising in connection with the Construction Easement Obligations and Offsite Parking Obligations. The Easement Obligations shall be guaranteed by City Investors LLC pursuant to the “Post-Closing Obligations Guaranty” in the form attached hereto as Exhibit M. The obligations contained in this Section are not subject to the Survival Period limitation in Section 5.4 of this Agreement nor shall the damages limitation amount contained in Section 10.2 be applicable with regard to Seller’s breach or default of the covenants contained in this Section. The obligations under this Section 6.5 shall survive Closing.]6

6.6 [NFA Letter. Seller shall make commercially reasonable good faith efforts to obtain a “No Further Action” letter from the Washington State Department of Ecology prior to Closing with regard to the environmental contamination identified in Phase I Environmental Site Assessment for the Property, dated September 13, 2012. Seller shall keep Purchaser reasonably informed of its actions and activities in pursuit of the No Further Action determination and shall not agree to any conditions or covenants that would bind the Property without Purchaser’s prior consent.]6

6.7 [Tenant Improvement Obligations. Seller shall complete the “Tenant Improvements” obligations pursuant to the Lease between Seller and [tenant varies] (as amended, the “Tenant Lease”), and pay all costs associated with the Tenant Improvements thereunder (the “TI Obligations”) even if tenant does not timely make required deposits or other reimbursement due from tenant for the Tenant Improvements. The TI Obligations include payment of all contractors and other parties entitled to compensation for such work, release of any liens asserted against the Property in connection with the TI Work, and all other obligations under this Section 6.7. If the TI Obligations are not completed prior to Closing, Seller will assign to Purchaser the contracts associated with completing the Tenant Improvements promptly and only after Purchaser’s request. Seller will continue to manage such contracts to complete the work under the Tenant Lease to provide a “Turnover Date” as defined in the Tenant Lease of no later than November 15, 2012 as well as complete any punchlist or other related work thereafter. Without limiting Seller’s obligation to perform all TI Obligations, Seller will pay all payment applications for the Tenant Improvements and be responsible to pay the Turnkey Allowance in accordance with the Tenant Lease. Seller will collect the construction management fee for the Tenant Improvements allowed per the Tenant Lease. Seller will also be entitled to all reimbursement due from tenant for the Tenant Improvements, and shall be entitled to pursue collection of such obligations after the Closing Date, even if such obligations do not arise until after the Closing Date, provided, however, that Seller shall not be entitled to dispossess tenant, disturb their possession of their leased premises or seek any involuntary bankruptcy of tenant Seller shall use good faith efforts to complete the TI Obligations prior to Closing. To the extent the TI Obligations are not completed prior to Closing, Seller shall continue to be obligated to complete the TI Obligations and shall enter into a commercially reasonable construction management agreement with Purchaser addressing issues such as insurance and indemnity obligations and access to the Property, and the TI Obligations shall be guaranteed by City Investors LLC pursuant to the Post-Closing Obligations Guaranty in the form attached hereto as Exhibit M. Seller shall indemnify and hold Purchaser harmless from and against all TI Obligations, any default by Seller under this Section 6.7, and against any and all claims, damages, costs, liabilities, expenses and causes of action (including reasonable attorneys’ fees and costs) arising in connection with the TI Obligations. The TI Obligations and Seller’s related obligations under this Section 6.7 shall survive Closing. The obligations contained in this Section are not subject to the Survival Period limitation in Section 5.4 of this Agreement nor shall the damages limitation amount contained in Section 10.2 be applicable with regard to Seller’s breach or default of the covenants contained in this Section.]6

6.8 [Phase V Completion of Construction Obligations. Seller agrees that it shall use good faith efforts to complete Landlord’s Work as required by the Amazon Lease prior to Closing, including, but not limited to, the punch list attached to the Certificate of Substantial Completion dated September 21, 2012, and the work attached hereto as Exhibit M-1 (collectively with all other obligations under this Section 6.8, the “Completion Obligations”). Fulfillment of owner’s obligations under the contracts listed on the attached Schedule 1.6 as Construction Contracts/POs are part of the Completion Obligations. Seller shall complete Landlord’s Work consistent with the Building Plans as defined in the Amazon Lease and otherwise in accordance with the Amazon Lease, and, without limiting the foregoing, shall cause all contractors and other parties entitled to compensation for such work to be fully paid, and any liens asserted against the Property to be released. To the extent Seller has not completed the Completion Obligations prior to the Closing Date, Seller shall continue to be obligated to complete the Completion Obligations and shall enter into a commercially reasonable construction management agreement with Purchaser addressing issues such as insurance and indemnity obligations and access to the Property, and City Investors LLC shall guarantee the Completion Obligations pursuant to the Post-Closing Obligations Guaranty in the form attached hereto as Exhibit M. If the Completion Obligations are not completed prior to Closing, Seller will assign to Purchaser the contracts associated with completing Landlord’s Work promptly and only after Purchaser’s request. Seller will continue to manage such contracts to complete the work in accordance with the Amazon Lease. Any costs incurred, either pre- or post-closing to complete the Completion Obligations shall, to the extent allowed under the Amazon Lease, be Allowable Development Costs. Seller shall indemnify and hold Purchaser harmless from and against all Completion Obligations, any default by Seller under this Section 6.8, and against any and all claims, damages, costs, liabilities, expenses and causes of action (including reasonable attorneys’ fees and costs) arising in connection with the Completion Obligations. The Completion Obligations and Seller’s related obligations under this Section 6.8 shall survive Closing. The obligations contained in this Section are not subject to the Survival Period limitation in Section 5.4 of this Agreement nor shall the damages limitation amount contained in Section 10.2 be applicable with regard to Seller’s breach or default of the covenants contained in this Section.]6

ARTICLE 7

CONDITIONS PRECEDENT TO CLOSING.

7.1 Conditions Precedent to Purchaser’s Obligation to Close. Purchaser’s obligation to purchase the Property is subject to satisfaction on or before the Closing Date of the following conditions, any of which may be waived in writing by Purchaser in Purchaser’s sole and absolute subjective discretion:

7.1.1 Title. A final examination of the title to the Land by the Title Company shall disclose no title exceptions except for the Permitted Exceptions and other matters approved or deemed approved by Purchaser in accordance with this Agreement, and Title Company shall be irrevocably committed to issue to Purchaser a 2006 ALTA title insurance policy insuring title to the Property in the amount of the Purchase Price including endorsements reasonably required by Purchaser or otherwise approved by Title Company prior to the Effective Date, subject only to the Permitted Exceptions and such other matters so approved or deemed approved by Purchaser (the “Title Policy”).

7.1.2 Delivery of Closing Documents. Seller shall have delivered Tenant Estoppels or Landlord Estoppels under each Lease (except the Amazon Lease) dated within thirty (30) days of the Closing Date. Seller shall have delivered to Purchaser an updated Rent Roll. Seller shall have delivered each of the Closing Documents required to be delivered under Section 8.2.1 of this Agreement.

7.1.3 Covenants, Representations and Warranties. Seller shall not be in material breach of any of covenants, representations, and warranties it has made in this Agreement. In addition, there shall not exist any facts or circumstances that would make any of the Seller’s Express Representations untrue in any material respect as of the Closing Date. Notwithstanding the foregoing, if a change in circumstances occurs after the Effective Date that is not otherwise a breach or default by Seller under the terms of this Agreement and such change of circumstances requires a representation and warranty made by the Seller to be modified in order for such representation and warranty to be accurate as of Closing, then the representation and warranty shall be deemed remade as so modified, and Seller shall not be in breach of or in default under this Agreement by virtue of such change in circumstances or modification.

7.1.4 Simultaneous Closing of Other Phases. Purchaser or Purchaser’s affiliate has separate contracts to purchase Amazon Phase Ia, Amazon Phase Ib, Amazon Phase II, Amazon Phase III, Amazon Phase IV and Amazon Phase V as identified on the map on Exhibit O (the “Other Phases”) with Seller’s affiliates. A material consideration of Purchaser in entering into this Agreement is Purchaser’s ability to purchase the Other Phases. If Seller’s affiliates are unable to complete the sale of the Other Phases (or Seller is unable to complete the sale of this Phase), Purchaser shall have the right to terminate this Agreement and receive a return of the Deposit. Therefore a condition to Purchaser’s obligation to Close shall be Seller’s affiliates meeting the conditions to close and otherwise fully performing Seller’s obligations under the contracts for the purchase and sale of the Other Phases.

7.2 Conditions Precedent to Seller’s Obligation to Close. Seller’s obligation to sell the Property is subject to satisfaction, on or before the Closing Date of the following conditions, any of which may be waived in writing by Seller, in Seller’s sole and absolute subjective discretion:

7.2.1 Covenants. Purchaser shall have performed and observed, in all material respects, all covenants of Purchaser under this Agreement.

7.2.2 Representations and Warranties. All representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects as if made on the Closing Date

7.2.3 Delivery of Closing Documents and Payment of Purchase Price. Purchaser shall have delivered each of the Closing Documents required to be delivered under Section 8.3.1 of this Agreement and shall have paid into escrow the balance due of the Purchase Price.

7.3 Failure of a Condition.

7.3.1 If any condition precedent to Purchaser’s obligation to close the transactions contemplated by this Agreement, as set forth in Section 7.1 of this Agreement, has not been satisfied on or before the Closing Date, then Purchaser shall give notice to Seller of the condition or conditions that Purchaser asserts are not satisfied. Purchaser shall have the right to waive the unsatisfied condition or conditions by written notice to Seller and Escrow Agent given on or before the Closing Date, in which case Purchaser shall have the right to extend the Closing Date by one (1) Business Day. Seller shall have the right to extend the Closing Date for a period of up to six (6) months by delivering written notice to Seller and Escrow Agent within five (5) Business Days’ after Seller’s receipt of such notice if Seller is unable to meet the conditions to close under this Agreement or the Other Phases agreements, and is diligently working to be able to close such phase(s); provided, that if the Closing Date is extended beyond December 31, 2012, Purchaser is given notice not less than sixty (60) days’ advanced notice of the extended Closing Date (further provided that Purchaser and Seller shall use good faith efforts to close prior to the end of any such sixty (60) day period). The failure of any condition set forth in Section 7.1 hereof that is not reasonably susceptible of being cured within the time allotted shall not constitute a default, breach of a covenant, or other failure to perform by Seller hereunder if caused by a third party (other than Seller’s lender) unless such failed condition was caused by Seller’s negligence, or willful and intentional actions or omissions in violation of its covenants set forth in this Agreement, in which case such shall be a Seller default entitling Purchaser to exercise its rights under Article 10. In the event Seller exercises its right to extend the Closing Date in order to meet a condition precedent to Purchaser’s obligation to close under this preceding paragraph and Closing does not occur on or before December 31, 2012, Escrow Agent shall promptly refund the Extension Payment (together with any interest accrued thereon) to Purchaser. If Seller has exercised its right to extend the Closing Date and Closing does not occur on or before June 21, 2013, Escrow Agent shall promptly refund the Deposit (together with any interest accrued thereon) to Purchaser.

If any condition precedent to Seller’s obligation to close the transactions contemplated by this Agreement, as set forth in Section 7.2 of this Agreement, has not been satisfied on or before the Closing Date, then Seller shall give notice to Purchaser of the condition or conditions that Seller asserts are not satisfied. Purchaser shall have the right to extend the Closing Date to satisfy the unsatisfied condition for a period of up to seven (7) additional days, by giving written notice thereof to Seller and Escrow Agent within one (1) Business Day after the Designated Closing Date, but in no event beyond December 31, 2012. Seller shall have the right to waive the unsatisfied condition or conditions by written notice to Purchaser and Escrow Agent given within five (5) Business Days after expiration of the applicable satisfaction period without satisfaction having occurred, in which event the Closing Date shall be the date that is five (5) Business Days after Purchaser’s receipt of Seller’s waiver notice. Notwithstanding the foregoing or anything set forth herein to the contrary, in no event shall the Closing Date be extended for Purchaser’s failure to fund into escrow the balance of the Purchase Price due at Closing as required under this Agreement, unless expressly agreed by Seller in writing in Seller’s sole and absolute discretion.

7.3.2 Waiver. If the transaction contemplated by this Agreement closes, the parties shall be deemed to have waived any and all unmet or unsatisfied conditions (other than a false Express Representation) subject to the provisions of Sections 5.4 and 10.2 hereof.

ARTICLE 8

CLOSING

8.1 Closing Date. The consummation of the transactions contemplated hereby (the “Closing”) shall be conducted by delivery of documents and funds in escrow to Escrow Agent and shall be on December 21, 2012 (“Designated Closing Date); TIME BEING STRICTLY OF THE ESSENCE. The date that the Closing occurs hereunder, as such date may be extended in accordance with this Agreement, is referred to herein as the “Closing Date”. Purchaser and Seller agree to finalize and execute all documents necessary for the consummation of the transaction contemplated herein, including, but not limited to, the Settlement Statement (as defined in Section 8.2.1.7), and to deliver all such documents to the Escrow Agent in escrow not later than 5:00 p.m. Pacific time on the Business Day immediately preceding the Closing Date to ensure the orderly and timely close of escrow and disbursement of all funds necessary for Closing by not later than 11:00 a.m. Pacific time on the Closing Date. To reduce the risk of any delays, the parties agree to make good faith efforts to deliver as many closing documents as possible into escrow five (5) Business Days in advance of the Closing Date. Notwithstanding the foregoing or anything herein to the contrary, in no event may the Closing Date be extended beyond the Designated Closing Date for any reason, unless pursuant to the exercise of a right of Seller or Purchaser hereunder, TIME BEING STRICTLY OF THE ESSENCE.

8.2 Seller’s Obligations at the Closing. At the Closing, Seller will do, or cause to be done, the following:

8.2.1 Closing Documents. Seller shall execute, acknowledge (if necessary) and deliver (or caused to be executed and/or delivered) originals of the following documents:

8.2.1.1 Statutory Warranty Deed substantially in the form of Exhibit D hereto (“Deed”);

8.2.1.2 Bill of Sale, substantially in the form of Exhibit E hereto;

8.2.1.3 Assignment and Assumption Agreement with respect to the Leases and Licenses, substantially in the form of Exhibit F-1 hereto;

8.2.1.4 Assignment and Assumption Agreement with respect to the Contracts, substantially in the form of Exhibit F-2 hereto (“Assignment and Assumption Agreement”);

8.2.1.5 Certificate of Non-Foreign Status, substantially in the form of Exhibit G hereto;

8.2.1.6 Tenant Estoppels from each tenant under the Leases and each licensee under the Licenses as required by Section 6.4 above, and in the event the tenant refuses to provide one, then the Seller shall provide a Landlord Estoppel for such tenant;

8.2.1.7 Letters to each tenant under the Leases and each licensee under the Licenses, substantially in the form of Exhibit H hereto, notifying tenants and licensees of the conveyance of the Property to Purchaser and advising them that, after the Closing Date, all future payments of rent are to be made to Purchaser or at Purchaser’s direction;

8.2.1.8 Settlement statement prepared by Escrow Agent showing all of the payments, adjustments and prorations provided for in Section 8.5 of this Agreement or otherwise agreed upon by Seller and Purchaser (the “Settlement Statement”);

8.2.1.9 Such transfer tax forms as may be required as a condition to the recordation of the Deed or as may be required in connection with the transfer of the Property, including a Real Estate Excise Tax Affidavit with respect to the real estate excise taxes applicable to the purchase and sale transaction and a Sales/Use Tax Return with respect to the sales/use tax due on the tangible Personal Property;

8.2.1.10 Subject to Section 7.1.3 of this Agreement, a certificate signed by Seller stating that each of Seller’s representations and warranties contained in Section 5.1 of this Agreement is true and correct in all material respects, provided, however, that if any of the representations and warranties have changed since the Effective Date, then Seller shall revise the representations and warranties to conform to the changed circumstances and shall set forth such changed representations and warranties in such certificate;

8.2.1.11 An Owner’s Affidavit in a commercially reasonable form (“Owner’s Affidavit”) including required indemnification related to construction. Seller shall also deliver to the Title Company and Purchaser such evidence as may be reasonably required by the Title Company for the authority of the person(s) executing the Deed and the other documents required to be executed by Seller on behalf of Seller;

8.2.1.12 Delivery of any notices, third party consents or other documents that may be required to transfer any Contracts to be assigned in accordance with Section 6.1.3.

8.2.1.13 Copies of notices of termination of such Contracts as are to be terminated in accordance with Section 6.1.3;

8.2.1.14 Such transfer documentation as may be necessary to transfer all tenant security deposits held by Seller under the Leases or Licenses in the form of a letter of credit (“Letters of Credit”) or any other non-cash form;

8.2.1.15 A Limited Guaranty executed by City Investors LLC in the form of Exhibit L hereto;

8.2.1.16 A Post-Closing Obligations Guaranty executed by City Investors LLC in the form attached hereto as Exhibit M; and

8.2.1.17 Such other documents as may be reasonably required for the transaction or as requested by Title Company.

8.2.2 Original Property Information Documents. Seller will deliver to Purchaser, or make available to Purchaser at the Property, originals within Seller’s possession or control of all Leases, Licenses, Contracts and Permits.

8.2.3 Keys. Seller will deliver to Purchaser all keys to the Improvements in the possession or subject to the control of Seller, including, without limitation, master keys as well as combinations, card keys and cards for the security systems, if any.

8.2.4 Costs. Seller will pay all costs allocated to Seller pursuant to Section 8.5.1 of this Agreement.

8.3 Purchaser’s Obligations at the Closing. At the Closing, Purchaser will do, or cause to be done, the following:

8.3.1 Closing Documents. At Closing, Purchaser shall execute, acknowledge (if necessary) and deliver originals of the following documents:

8.3.1.1 Assignment and Assumption Agreement with respect to the Leases and Licenses in the form of Exhibit F-1 hereto;

8.3.1.2 Assignment and Assumption Agreement;

8.3.1.3 Settlement Statement;

8.3.1.4 Such transfer tax forms as may be required as a condition to the recordation of the Deed or as may be required in connection with the transfer of the Property (including the Real Estate Excise Tax Affidavit and Sales/Use Tax Return referenced in Section 8.2.1.8 above);

8.3.1.5 Such evidence as may be reasonably required by the Title Company with respect to the authority of the person(s) executing the documents required to be executed by Purchaser on behalf of Purchaser;

8.3.1.6 A certificate signed by Purchaser stating that each of Purchaser’s representations and warranties contained in Section 5.2 of this Agreement is true and correct in all material respects, provided, however, that if any of the representations and warranties have changed since the Effective Date, then Purchaser shall revise the representations and warranties to conform to the changed circumstances and shall set forth such changed representations and warranties in such certificate; and

8.3.1.7 Such other documents as may be reasonably required for the transaction or as requested by the Title Company.

8.3.2 Payment of Consideration. Purchaser shall pay to Escrow Agent a sum equal to the remaining portion of the Purchase Price owed by Purchaser in accordance with Section 2.1.3 of this Agreement. As part of the Closing under this Agreement, in accordance with this Agreement, Escrow Agent shall disburse, via federal funds wire transfer of immediately available funds, to an account designated by Seller in a written notice to Escrow Agent delivered prior to the Closing Date, with such notice to contain all information necessary for Escrow Agent to effectuate such transfer, the amount due to Seller as shown on the Settlement Statement.

8.3.3 Costs. Purchaser will pay all costs allocated to Purchaser pursuant to Section 8.5.1 of this Agreement.

8.4 Escrow. The delivery of the documents and the payment of the sums to be delivered and paid at the Closing shall be accomplished through an escrow with Escrow Agent and in accordance with this Agreement.

8.5 Costs and Adjustments at Closing. Seller shall prepare and submit to Purchaser for Purchaser’s review, at least five (5) Business Days prior to the Closing Date, a proration statement setting forth the estimated prorations and adjustments contemplated by this Agreement. Once Seller and Purchaser have agreed on such proration statement and the estimates included therein, and at least three (3) Business Days prior to the Closing Date, Seller and Purchaser shall submit the same to the Escrow Agent and the Escrow Agent shall prepare the Settlement Statement and submit the same to Seller and Purchaser for their approval at least two (2) Business Days prior to the Closing Date.

8.5.1 Transaction Expenses.

8.5.1.1 Seller. Seller shall pay (i) all costs and fees for Seller’s representatives and consultants, (ii) all fees and costs associated with delivering title to the Property in the condition required by Article 3 of this Agreement, (iii) recordation fees for the Deed, (iv) real estate excise taxes on the sale of the Property, (v) the premiums and applicable sales tax for a standard coverage Title Policy in the amount of the Purchase Price, and (vi) one-half of any closing or escrow fees of the Escrow Agent.

8.5.1.2 Purchaser. Purchaser shall pay (or reimburse Seller for) (i) all costs and fees for title examination, the premiums and sales tax for extended coverage under the Title Policy, as well as any premiums and sales tax for any title endorsements required by Purchaser and any reinsurance required by Purchaser (and any mortgagee’s title insurance policy and any updates or endorsements thereto required by such mortgagee), (ii) all costs associated with any updates of the Survey ordered by Purchaser or required by Purchaser’s mortgagee, (iii) all costs associated with Purchaser’s due diligence studies and investigations of the Property, (iv) all costs associated with Purchaser’s financing of its purchase of the Property, including, without limitation, all recording fees and taxes, (v) all costs associated with any state and local recordation tax, documentary and other taxes and stamps, and any recording fees or mortgage taxes associated with any new mortgage or deed of trust related to Purchaser’s financing of its purchase of the Property, (vi) sales/use tax on the tangible Personal Property, and (vii) one-half of any closing or escrow fees of Escrow Agent. Subject to Section 14.13 below, Seller and Purchaser shall each pay its respective attorneys’ fees.

8.5.2 Security Deposits. Seller shall pay to Purchaser, as a credit against the Purchase Price, the amount of any cash security deposits actually received by Seller pursuant to the Leases and Licenses and not yet refunded to tenants or applied pursuant to the Leases and Licenses all in the amounts set forth on Schedule 1.5. For any security deposits that are held in the form of Letters of Credit or any form other than cash, Seller shall deliver or have delivered through escrow or other mutually agreeable means to Purchaser at the Closing the original Letters of Credit or other applicable documents together with such original transfer and assignment documentation as may be necessary to effect the transfer of each Letter of Credit or other non-cash security deposit, provided any transfer fees or other costs payable to the issuer of any Letter of Credit shall be borne by and paid directly by the Purchaser to the issuer.

8.5.3 Rents. All rents, base rents, percentage rents, additional rent for common area charges, operating expenses, and real estate taxes, and parking charges and other costs or charges paid by tenants under the Leases and licensees under the Licenses and all other parking charges for monthly, transient, billable and evening uses not necessarily paid by tenants or others under any Leases or Licenses (collectively, “Rents”) shall be prorated as of the Apportionment Time (as defined below), to the extent actually collected by Seller prior to the Closing Date. Seller shall pay to Purchaser, as a credit against the Purchase Price rents already received by Seller, if any, applicable to periods after Closing. All Rents received from tenants or licensees after the Closing Date by Seller or Purchaser will first be applied to such charges as are then due for the month in which the Closing Date occurs and prorated appropriately and in a consistent manner between the parties based on the Apportionment Time, and then applied to any delinquencies in their reverse order of accrual until such delinquencies have been satisfied in full. From and after Closing, Purchaser shall use good faith and commercially reasonable efforts to collect from the tenants and licensees all Rents that are delinquent for the period prior to the Closing Date. Purchaser shall remit to Seller any Rents received by Purchaser subsequent to the Closing Date which are attributable to periods prior to the Closing Date within thirty (30) days from Purchaser’s receipt of such Rents, together with appropriate supporting documentation; such costs shall be net of costs of collection. Seller shall remit to Purchaser any Rents received by Seller after Closing that are attributable to periods from and after Closing within thirty (30) days from Seller’s receipt of such Rents, together with appropriate supporting documentation. Except for rent under the Amazon Lease, which, if not paid current at Closing shall be added to the Purchase Price, for any Rents that are delinquent for the period prior to Closing, Seller shall have the right to pursue all rights and remedies against the applicable tenants or licensees to recover such delinquencies; provided, however, that Seller shall not be entitled to dispossess such tenants or licensees, disturb their possession of their leased premises or seek any involuntary bankruptcy of any tenant or licensee. As used herein, the term “Apportionment Time” shall mean 11:59 p.m. Pacific time on the date immediately prior to the Closing Date.

8.5.4 Real Estate, Local Improvement District and Personal Property Taxes. Real estate, personal property, payments due under any Local Improvement District and ad valorem taxes for the year in which the Closing occurs will be prorated between Seller and Purchaser as of the Apportionment Time on the basis of actual bills therefor, if available, with such proration to be based on the applicable tax year (i.e. not the year of assessment) rather than on the calendar year. If such bills are not available, then such taxes and other charges shall be prorated on the basis of the most currently available tax bills and, thereafter, promptly re-prorated upon the availability of actual bills for the applicable period. Any and all rebates or reductions in taxes received after Closing for the tax year in which Closing occurs, net of costs of obtaining the same (including without limitation reasonable attorneys’ fees) and net of any amounts due to tenants, shall be prorated as of the Apportionment Time, when received by Seller or Purchaser. The current installment of all special assessments and business improvement district taxes and assessments, if any, that are a lien against the Property at the time of Closing and that are being or may be paid in installments shall be prorated as of the Apportionment Time.

8.5.5 Utilities. Water, sewer, electric, fuel (if any) and other utility charges, other than those for which tenants under Leases or licensees under Licenses are responsible directly to the provider, shall be prorated as of the Apportionment Time. If consumption of any of the foregoing is measured by meter, Seller shall, prior to the Closing Date, endeavor to obtain a reading of each such meter and a final bill as of the Closing Date. If there is no such meter or if the bill for any of the foregoing will not have been issued as of the Closing Date, the charges therefor shall be adjusted as of the Apportionment Time on the basis of the charges of the prior period for which such bills were issued and shall be further adjusted between the parties when the bills for the correct period are issued. Seller and Purchaser shall cooperate to cause the transfer of utility accounts from Seller to Purchaser.

8.5.6 Insurance Policies. Premiums on insurance policies will not be subject to proration; instead, as of the Closing Date, Seller will terminate its insurance coverage for the Property and Purchaser will effect its own insurance coverage.

8.5.7 Other Operating Expenses. All other operating expenses for or pertaining to the Property, including, but not limited to, administrative charges, on-site management and fees, maintenance, and any service charges, will be prorated as of the Apportionment Time and be subject to reasonable adjustment, payment or offset between Seller and Purchaser during the period from the Closing Date until the final true up of Operating Expenses, Taxes and Escalations as provided in Section 8.5.9.

8.5.8 Tenant Improvement Allowances, Leasing Commissions and Free Rent. Purchaser shall receive credits against the Purchase Price at Closing equal to (i) the amount of outstanding tenant improvement allowances currently due and payable by Seller to tenants or licensees and shown as “Seller’s Obligation” on Schedule 8.5.8(i) attached hereto, as such Schedule may be updated by Seller at Closing in accordance with Section 8.2.1.10 of this Agreement; (ii) the amount of outstanding brokerage and leasing commissions currently due and payable by Seller to third parties and shown as “Seller’s Obligation” on Schedule 8.5.8(ii) attached hereto, as such Schedule 8.5.8 (ii) may be updated by Seller at Closing in accordance with Section 8.2.1.9 of this Agreement. If, prior to Closing, Seller pays any tenant improvement allowances or leasing commissions that are designated as “Purchaser’s Obligation” on either Schedule 8.5.8(i) or Schedule 8.5.8(ii) referenced in clauses (i) and (ii) above, then Seller shall receive a credit at Closing equal to such amounts paid by Seller on Purchaser’s behalf. From and after Closing, Purchaser shall be solely responsible for all tenant improvement allowances, all leasing commissions, and all free rent associated with the Property, the Leases and/or the Licenses and all costs and expenses associated therewith except in the case of a breach of an Express Representation.

8.5.9 True-Up of Operating Expenses, Taxes and Escalations. No later than ninety (90) days after the Closing Date, Seller shall provide to Purchaser details of operating expenses and real estate taxes for the Property for the period January 1, 2012 to the Closing Date. No later than March 1, 2013, Purchaser shall provide to Seller its general ledger (potentially subject to final audit adjustments) of operating expenses and real estate taxes for the Property from and after the Closing Date to December 31, 2012. No later than March 15, 2013, Purchaser shall provide to Seller the annual tenant reconciliation schedule for operating expenses, real estate taxes and escalations for the Property for calendar year 2012, together with appropriate supporting documentation related to the net escalation billing or refund due from or to tenants thereunder including the Amazon Lease and including a draft schedule prorating all such amounts between Seller and Purchaser based on the prorated total dollar amounts of operating expenses, real estate taxes and escalations either paid or collected by Seller and Purchaser for their respective periods of ownership for the 2012 calendar year. Seller and Purchaser shall endeavor to reasonably agree to the proration schedule, including its methodology, by March 31, 2013. Purchaser shall, as appropriate, invoice or refund the tenants under the Leases and the licensees under the Licenses for amounts owed or due in respect of such reconciliation promptly after Seller’s approval of such schedule, but not before then. Seller shall remit to Purchaser any amount owed by Seller on account of such reconciliation within ten (10) Business Days of Seller’s approval of such schedule. Purchaser shall use good faith and commercially reasonable efforts to collect from the tenants and licensees all amounts owed by such tenants and licensees on account of such reconciliation, and shall remit to Seller any such amounts received by Purchaser that are attributable to periods prior to Closing within thirty (30) days from Purchaser’s receipt thereof.

8.5.10 Survival. The provisions of this Section 8.5 shall survive Closing for a period of twelve (12) months from the Closing Date.

8.5.11 Security for Post Closing Obligations. Seller’s Post Closing Obligations under this Section 8.5 shall be secured by that certain Limited Guaranty by City Investors LLC in the form attached hereto as Exhibit L.

ARTICLE 9

DAMAGE AND CONDEMNATION

9.1 Damage. If, prior to the Closing, all or any portion of the Property is damaged by fire or any other cause whatsoever or there is a material adverse change to the physical condition of the Property, Seller shall promptly give Purchaser written notice of such damage or adverse physical change. Risk of loss for damage to all or any part of the Property by fire or other casualty or adverse physical change from the Effective Date through the Closing Date will be on Seller.

9.1.1 Minor Damage. If the cost for repairing such damage or addressing such adverse physical change is equal to or less than Five Million Dollars ($5,000,000) (as determined by Seller’s independent insurer, in the case of insured damage), then Purchaser shall have the right at Closing to receive a credit for the amount of the deductible plus all insurance proceeds received by Seller as a result of such loss, or an assignment of Seller’s rights to such insurance proceeds, and this Agreement shall continue in full force and effect with no reduction in the Purchase Price, and Seller shall have no further liability or obligation to repair such damage, material adverse change, or to replace the Property. If the loss is uninsured, Purchaser shall have the right at Closing to receive a credit for the reasonably estimated amount of the loss.

9.1.2 Major Damage. If the cost for repairing such damage or adverse physical change is greater than Five Million Dollars ($5,000,000) (as determined by Seller’s independent insurer, in the case of insured damage), then Purchaser shall have the option, exercisable by written notice delivered to Seller and Escrow Agent within ten (10) Business Days after Seller’s notice of damage to Purchaser, either (i) to receive a credit for the amount of the deductible plus all insurance proceeds received by Seller as a result of such loss, or an assignment of Seller’s rights to such insurance proceeds (or, in the case of an uninsured loss, a credit for the reasonably estimated amount of the loss), and this Agreement shall continue in full force and effect with no reduction in the Purchase Price, and Seller shall have no further liability or obligation to repair such damage, material adverse change, or to replace the Property; or (ii) to terminate this Agreement. If Purchaser elects to terminate this Agreement, the Deposit shall be promptly returned to Purchaser, and thereafter neither party will have any further rights or obligations hereunder, except for any obligations that expressly survive termination. If Purchaser fails to notify Seller within such ten (10) Business Day period of Purchaser’s intention to terminate this Agreement, then Purchaser shall be deemed to have elected option (i), and Purchaser and Seller shall proceed to Closing in accordance with the terms and conditions of this Agreement.

9.2 Condemnation and Eminent Domain. If any condemnation proceedings are instituted, or notice of intent to condemn is given, for all or any portion of the Property, Seller shall promptly upon obtaining knowledge thereof notify Purchaser thereof (“Taking Notice”). If the condemnation will not result in a material and adverse effect (as hereinafter defined) on the Property, the parties shall proceed to Closing, in which event Seller shall assign or pay to Purchaser at Closing all of Seller’s right, title, and interest in any award payable on account of the condemnation and/or pay to Purchaser all such awards previously paid. If such condemnation will result in a material and adverse effect on the Property, Purchaser shall have the option, which shall be exercised by written notice to Seller and Escrow Agent within ten (10) Business Days after its receipt of the Taking Notice, either (i) to terminate this Agreement and receive the prompt return of the Deposit, in which case the parties shall have no further rights or obligations under this Agreement (except for any obligations that expressly survive termination), or (ii) to consummate the purchase of the Property without a reduction of the Purchase Price, in which event Seller shall assign or pay to Purchaser at Closing all of Seller’s right, title, and interest in any award payable on account of the condemnation proceeding and/or pay to Purchaser all such awards previously paid. For the purposes of this Section 9.2, “material and adverse effect” shall include, but not be limited to, any reduction in the amount of any of the rentable square footage of the Improvements, the reduction in the number of parking spaces at the Property, or the material disruption of access to the Property. Failure to give notice of Purchaser’s election within such ten (10) Business Day period shall be deemed an election by Purchaser to proceed to Closing.

ARTICLE 10

REMEDIES AND ADDITIONAL COVENANT

10.1 Seller Default At or Before Closing. If Seller refuses or fails, in any material respect, to perform any of its obligations or agreements hereunder when performance is required on or prior to the Closing Date, or if any of the Express Representations should be false in any material respect when made and Purchaser shall become aware of same on or prior to the Closing Date and Purchaser shall not have waived its claims with regard to same pursuant to this Agreement, then Purchaser shall give Seller written notice of such breach or default on or prior to the Closing Date and Seller shall have ten (10) Business Days from the date of receipt of such notice to cure such breach or default and the Closing Date shall be extended accordingly (subject to the parties’ mutual approval). If Seller fails to cure such breach or default within such ten (10) Business Day period, then Purchaser, as its sole and exclusive remedy, (i) may terminate this Agreement by notifying Seller and the Escrow Agent thereof, in which event neither party shall have any rights, duties, or obligations hereunder other than the obligations and rights set forth herein that expressly survive the termination of this Agreement, and the Escrow Agent shall return the Deposit to Purchaser, and Purchaser may sue Seller for damages to recover Purchaser’s actual out-of-pocket, third party costs incurred in connection with this Agreement, (ii) may sue for specific performance of the obligations of Seller hereunder; provided, however, that if Purchaser fails to file suit for specific performance within ninety (90) days after the scheduled Closing Date and to diligently pursue such suit, this Agreement shall terminate, in which event neither party shall have any rights, duties, or obligations hereunder other than the obligations and rights set forth herein that expressly survive the termination of this Agreement, and the Escrow Agent shall return the Deposit to Purchaser, or (iii) may waive the alleged default and proceed to Closing under this Agreement without adjustment of the Purchase Price. In no event shall Seller be liable for any consequential or punitive damages.

10.2 Seller Breach After Closing. If any of the Express Representations should be false in any material respect when made or Seller is in breach or default of any covenant, representation, or warranty under this Agreement or any document executed and delivered by Seller at Closing, and Purchaser shall first become aware of same after the Closing Date, then Purchaser shall give Seller written notice of such false Express Representation or breach or default prior to the expiration of the Survival Period and Seller shall have fifteen (15) Business Days from the date of receipt of such notice to cure such breach. If Seller fails to cure such breach within such fifteen (15) Business Day period, and the actual losses or damages sustained as a result of Seller’s false Express Representations or breach or default exceeds Fifty Thousand Dollars ($50,000), then Purchaser shall have the right to bring an action against Seller for the actual damages suffered by Purchaser due to such false Express Representation or breach or default, provided that, in no event shall Seller be liable to Purchaser for damages under this Section 10.2 in an aggregate amount in excess of [Twenty Three Million Ninety Thousand Six Hundred Forty Eight Dollars ($23,090,648.00).]7 Notwithstanding anything to the contrary in this contained in Sections 10.1 or 10.2, Seller and Purchaser agree that the provisions of Sections 10.1 and 10.2 is not intended and should not be deemed or construed to limit in any way Seller’s indemnity obligations under Section 11.2 of this Agreement nor limit Purchaser’s recovery against Seller for attorneys’ fees and costs incurred by Purchaser pursuant to Section 14.13.

10.3 Purchaser Default. THE PARTIES ACKNOWLEDGE AND AGREE THAT SELLER SHOULD BE ENTITLED TO COMPENSATION FOR ANY DETRIMENT SUFFERED IF PURCHASER FAILS TO CONSUMMATE THE PURCHASE OF THE PROPERTY IF AND WHEN REQUIRED TO DO SO UNDER THE TERMS OF THIS AGREEMENT, BUT AGREE THAT IT WOULD BE EXTREMELY DIFFICULT TO ASCERTAIN THE EXTENT OF THE ACTUAL DETRIMENT SELLER WOULD SUFFER AS A RESULT OF SUCH FAILURE. CONSEQUENTLY, IF PURCHASER FAILS TO CONSUMMATE THE PURCHASE OF THE PROPERTY ON THE CLOSING DATE OR FAILS TO PERFORM ANY OF ITS OTHER COVENANTS HEREUNDER IN ANY MATERIAL RESPECT, OR OTHERWISE FAILS TO PERFORM ITS OBLIGATIONS HEREUNDER WITHOUT LEGAL EXCUSE, THEN SELLER SHALL BE ENTITLED TO TERMINATE THIS AGREEMENT BY GIVING WRITTEN NOTICE THEREOF TO PURCHASER AND ESCROW AGENT PRIOR TO OR ON THE CLOSING DATE (SUBJECT TO PURCHASER’S RIGHTS IN SECTION 7.3.1), IN WHICH EVENT THE DEPOSIT SHALL BE PAID TO SELLER AS FIXED, AGREED, AND LIQUIDATED DAMAGES (AND NOT AS A PENALTY), AND, AFTER THE PAYMENT OF THE DEPOSIT TO SELLER, NEITHER SELLER NOR PURCHASER WILL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS UNDER THIS AGREEMENT, EXCEPT FOR ANY OBLIGATIONS THAT EXPRESSLY SURVIVE TERMINATION. NOTWITHSTANDING ANYTHING TO THE CONTRARY

[7]	This term varied to reflect the specifics for the property covered by each respective agreement. The dollar amount shown here reflects the aggregate amount across all agreements.

CONTAINED IN THIS SECTION 10.3, SELLER AND PURCHASER AGREE THAT THIS LIQUIDATED DAMAGES PROVISION IS NOT INTENDED AND SHOULD NOT BE DEEMED OR CONSTRUED TO LIMIT IN ANY WAY PURCHASER’S INDEMNITY OBLIGATIONS UNDER SECTION 11.2 OF THIS AGREEMENT NOR LIMIT SELLER’S RECOVERY AGAINST PURCHASER FOR ATTORNEYS’ FEES AND COSTS INCURRED BY SELLER PURSUANT TO SECTION 14.13. IN NO EVENT SHALL PURCHASER BE LIABLE FOR ANY CONSEQUENTIAL OR PUNITIVE DAMAGES.

Seller’s Initials:	Purchaser’s Initials:

10.4 Delivery of Materials. Notwithstanding anything contained in this Agreement to the contrary, if this Agreement is terminated for any reason whatsoever, then Purchaser shall promptly deliver to Seller any and all test results and studies of the Property performed by or on behalf of Purchaser pursuant to Article 4 of this Agreement, excluding any confidential or proprietary information or financial modeling or attorney work product. The obligations of Purchaser under this Section 10.4 shall survive any termination of this Agreement.

All the provisions of this Article 10 shall survive Closing or other termination of this Agreement.

ARTICLE 11

BROKERAGE COMMISSION.

11.1 Brokers. Seller represents and warrants to Purchaser that Seller has not contacted or entered into any agreement with any real estate broker, agent, finder, or similar party in connection with this transaction, except for CBRE, Inc. (“Seller’s Broker”) and that Seller has not taken any action which would result in any real estate broker’s or finder’s fees or commissions being due and payable to any party other than Seller’s Broker with respect to the transactions contemplated hereby. Seller will be solely responsible for the payment of Seller’s Broker’s commission in accordance with the provisions of a separate agreement between Seller and Seller’s Broker. Purchaser hereby represents and warrants to Seller that Purchaser has not contracted or entered into any agreement with any real estate broker, agent, finder, or similar party in connection with this transaction and that Purchaser has not taken any action that would result in any real estate brokerage or finder’s fees or commissions being due or payable to any party for the transaction contemplated hereby.

11.2 Indemnity. Each party hereby indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost, or expense (including, without limitation, reasonable attorneys’ fees) paid or incurred by the other party by reason of a breach of the representation and warranty made by such party under this Article 11. Notwithstanding anything to the contrary contained in this Agreement, the indemnities set forth in this Section 11.2 shall survive the Closing or earlier termination of this Agreement.

ARTICLE 12

NOTICES

12.1 Written Notice. All notices, demands and requests that may be given or that are required to be given by either party to the other party under this Agreement must be in writing.

12.2 Method of Transmittal. All notices, demands, requests or other communications required or permitted to be given hereunder must be sent (i) by United States certified mail, postage fully prepaid, return receipt requested, (ii) by hand delivery, or (iii) by FedEx or a similar internationally recognized overnight courier service. All such notices, demands, requests, or other communications shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day that is not a Business Day or is required to be delivered on or before a specific day that is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

12.3 Addresses. The addresses for proper notice under this Agreement are as follows:

As to Seller:	[VARIES] LLC c/o Vulcan Inc. 505 Fifth Avenue South, Suite 900 Seattle, WA 98104-3821 Attention: Facsimile: Email:

With concurrent copies to:	Foster Pepper PLLC 1111 Third Avenue, Suite 3400 Seattle, Washington 98101 Attention: Facsimile: Email:

As to Purchaser:	Acorn Development LLC c/o Amazon.com, Inc. 410 Terry Avenue North Seattle, Washington 98109-5210 Attention: Facsimile: Email:

With concurrent copies to:	Acorn Development LLC c/o Amazon.com, Inc. 410 Terry Avenue North Seattle, Washington 98109-5210
Attention: Facsimile: Email:

And to Van Ness Feldman GordonDerr Millennium Tower 719 Second Avenue, Suite 1150 Seattle, Washington 98104 Attention: Facsimile: Email:

As to Escrow Agent:	First American Title Insurance Company 818 Stewart Street, Suite 800 Seattle, Washington 98101 Attention: Facsimile: Email:

Either party may from time to time by written notice to the other party designate a different address or addresses for notices. Notices sent to or from an address outside of the continental United States shall be sent only by one of the methods specified in clauses (ii), or (iii) of this Section 12.3. Notices given on behalf of a party by its attorneys in the manner provided for in this Article 12 shall be considered validly given.

ARTICLE 13

ASSIGNMENT

13.1 Assignment. Except for an assignment by Purchaser as permitted pursuant to this Article, neither party shall have the right to assign this Agreement without the prior written consent of the other, which consent may be granted or withheld in the sole and absolute subjective discretion of the party whose consent has been requested; provided, however, that Purchaser shall have the right to assign its interest in this Agreement and delegate its duties to an affiliate, so long as such affiliate controls, is controlled by, or is under common control with Purchaser, and provided that (a) such affiliate shall assume, in writing (by execution of an assignment and assumption of this Agreement in the form attached hereto as Exhibit P, all of Purchaser’s obligations under this Agreement, and (b) Purchaser shall be released of all obligations under this Agreement. If Purchaser so assigns this Agreement to an affiliate, Purchaser shall, at least five (5) Business Days prior to the Closing Date, give the Seller written notice of such assignment, together with a copy of the assignment and assumption agreement executed by Purchaser and the assignee.

ARTICLE 14

MISCELLANEOUS

14.1 Entire Agreement. This Agreement embodies the entire agreement between the parties and cannot be varied except by the written agreement of the parties and supersedes all prior agreements and undertakings. The provisions of this Section 14.1 shall survive Closing.

14.2 Modifications. This Agreement may not be modified except by the written agreement of the parties.

14.3 Gender and Number. Words of any gender used in this Agreement will be construed to include any other gender and words in the singular number will be construed to include the plural, and vice versa, unless the context requires otherwise.

14.4 Captions. The captions used in connection with the Articles, Sections and Subsections of this Agreement are for convenience only and will not be deemed to expand or limit the meaning of the language of this Agreement.

14.5 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The provisions of this Section 14.5 shall survive Closing.

14.6 Controlling Law; Submission to Jurisdiction. This Agreement will be construed under, governed by and enforced in accordance with the laws of the State of Washington (without reference to conflicts of laws principles). Any claim, action, suit, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in Seattle, Washington, and each of the parties hereto hereby consents to the jurisdiction of such court (and of the appropriate appellate courts therefrom in any such claim, action, suit, or proceeding) and irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any such claim, action, suit, or proceeding in any such court or that any such claim, action, suit, or proceeding that is brought in any such court has been brought in an inconvenient forum. Subject to applicable law, process in any such claim, action, suit, or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court, and such service shall be made by personal service made on such party or by mail sent to such party at the address set forth in this Agreement. Personal service may be made on such party’s resident agent. The provisions of this Section 14.6 shall survive Closing or other termination of this Agreement.

14.7 Exhibits. All exhibits, attachments, schedules annexed instruments and addenda referred to herein will be considered a part hereof for all purposes with the same force and effect as if set forth verbatim herein.

14.8 No Rule of Construction. Seller and Purchaser have each been represented by counsel in the negotiations and preparation of this Agreement; therefore, this Agreement will be deemed to be drafted by both Seller and Purchaser, and no rule of construction will be invoked respecting the authorship of this Agreement. The provisions of this Section 14.8 shall survive Closing or other termination of this Agreement.

14.9 Severability. If any one or more of the provisions contained in this Agreement (except the provisions relating to Seller’s obligations to convey the Property and Purchaser’s obligation to pay the Purchase Price, the invalidity of either of which shall cause this Agreement to be null and void) are held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had not been contained herein; provided, however, that the parties hereto shall endeavor in good faith to rewrite the affected provision to make it (i) valid, and (ii) consistent with the intent of the original provision. The provisions of this Section 14.9 shall survive Closing or other termination of this Agreement.

14.10 Time of Essence. Time is important to both Seller and Purchaser in the performance of this Agreement, and both parties have agreed that TIME IS OF THE ESSENCE with respect to any date set out in this Agreement. The provisions of this Section 14.10 shall survive Closing or other termination of this Agreement.

14.11 Business Days. “Business Day” means any day on which business is generally transacted by banks in Washington. If the final date of any period that is set out in any paragraph of this Agreement falls upon a day that is not a Business Day, then, and in such event, the time of such period will be extended to the next Business Day.

14.12 No Memorandum. Purchaser and Seller agree not to record this Agreement or any memorandum hereof.

14.13 Attorneys’ Fees and Costs. If either party is required to resort to litigation to enforce its rights under this Agreement, the prevailing party in such litigation will be entitled to collect from the other party all costs, expenses and reasonable attorneys’ fees incurred in connection with such action. The provisions of this Section 14.13 shall survive Closing or other termination of this Agreement.

14.14 Counterparts and Acceptance of Offer. This Agreement may be executed in multiple counterparts (which counterparts may be executed by facsimile or PDF) that shall together constitute a single document. However, this Agreement shall not be effective unless and until all counterpart signatures have been obtained. An unsigned draft of this Agreement shall not be considered an offer by either party. Acceptance, for purposes hereof, shall mean that each party is in physical possession of a fully-signed counterpart copy or original of this Agreement.

14.15 Waiver of Jury Trial. TO THE EXTENT ENFORCEABLE UNDER WASHINGTON LAW, EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE RELATIONSHIP OF SELLER AND PURCHASER HEREUNDER, SELLER’S OR PURCHASER’S OWNERSHIP OR USE OF THE PROPERTY, AND/OR ANY CLAIMS OF INJURY OR DAMAGE RELATED TO THE PROPERTY. The provisions of this Section 14.15 shall survive Closing or other termination of this Agreement.

14.16 Confidentiality. Except as provided in this Section 14.16 or as may be otherwise agreed by Seller and Purchaser in writing, neither Seller nor Purchaser will issue any press release, or make any other announcement or statement to any news media, of any Confidential Information (defined below) regarding the other, and each party shall instruct their brokers and consultants not to issue or make any such press release, announcement or statement. The parties agree to keep confidential and not disclose Confidential Information to third parties (other than affiliates and third parties that need to know such information for purposes directly related to this Agreement and that agree to the confidentiality obligations described in this Section 14.16 with respect to this information). As used herein, “Confidential Information” means (a) with respect to Purchaser, any non-public information about the existence, parties and terms and conditions of this Agreement, together with any non-public information about Purchaser, any Purchaser affiliate, or the business of any of them, that is acquired by Seller as a result of the negotiation, execution, administration or existence of this Agreement; and (b) with respect to Seller, any non-public information about the existence, parties and terms and conditions of this Agreement, together with any non-public information about Seller’s business that is acquired by Purchaser from Seller or Seller’s agents, employees or contractors as a result of the negotiation, execution or existence of this Agreement. Notwithstanding anything herein to the contrary, (y) each of Seller and Purchaser shall have the right to make such disclosures as may be required by securities or other laws, provided that prior to disclosing any Confidential Information as required by law, the party required to so disclose shall provide the other party with reasonable advance written notice of the required disclosure, including the Confidential Information that is to be disclosed and a description of a law that requires such disclosure to be made, and (z) except for the Effective Date Disclosure and the Closing Date Statement (each as defined below), or as may be otherwise agreed by Seller and Purchaser in writing, neither Seller nor Purchaser will issue any press release regarding the other party or its affiliates, whether or not such reference is public information or Confidential Information, and each party shall instruct their brokers and consultants not to issue any such press release.

Upon the Effective Date, Seller shall have the right to make limited disclosures regarding the sale of the Property in accordance with the provisions of Exhibit I attached hereto (the “Effective Date Disclosure”). Information contained in such Effective Date Statement shall thereafter be public information. Upon the Closing Date, Purchaser and Seller shall release a public statement announcing that the sale has closed in accordance with the provisions of Exhibit K attached hereto (the “Closing Date Statement”). Information contained in such Closing Date Statement shall thereafter be public information. The provisions of this Section 14.16 shall survive Closing or other termination of this Agreement.

14.17 No Merger. The obligations, representations, warranties that expressly survive Closing, and the remedies for breach thereof herein contained in this Agreement, shall not merge with transfer of title but shall remain in effect until fulfilled.

14.18 Alley Vacation. [Applicable to Phase IA, III and IV only]8

14.18.1 Seller represents and warrants that:

(a) The project developed on the Phase [VARIES] site was granted Conditional City Council approval for vacation of the mid-block alley on that site on [DATE VARIES], under Council File No. [VARIES] (the “Conditional Approval”).

14.18.1.2 The Property Use and Development Agreement (PUDA), committing the property owner to maintain certain public benefits as described in that PUDA for the life of the project, was approved by the City of Seattle and recorded [VARIES], under King County Recording Number [VARIES].

14.18.1.3 All conditions of the Conditional Approval have been met to the satisfaction of the City, and all costs and fees associated with the alley vacation have been paid.

14.18.2 Pre Closing Obligations:

14.18.2.1 Seller shall use commercially reasonable efforts to obtain an ordinance from the City of Seattle confirming that the conditions to the Conditional Approval have been met and that the alley has been vacated (the “Final Ordinance”). Seller shall use commercially reasonable efforts to obtain the Final Ordinance at the soonest possible date. Seller shall pay all costs associated with obtaining the Final Ordinance. If the Final Ordinance requires any additional fees, payments, capital expenditures, costs or expenses of any kind, Seller shall pay all such costs and expenses other than any additional ongoing maintenance or operational expenditures required with respect to the Project, which Purchaser shall pay.

14.18.2.2 Seller shall use commercially reasonable efforts to obtain from the City of Seattle a letter confirming that Seller has met the conditions of the Conditional Approval and that Seller has paid all fees and costs associated with the alley vacation.

14.18.3 Post-Closing Alley Obligations (“Alley Obligations”):

14.18.3.1 If Seller has not obtained the Final Ordinance prior to Closing, Seller shall obtain the Final Ordinance at the soonest possible date. Seller shall pay all costs associated with obtaining the Final Ordinance. If the Final Ordinance requires any additional fees, payments, capital expenditures, costs or expenses of any kind, Seller shall pay all such costs and expenses other than any additional ongoing maintenance or operational expenditures required with respect to the Project, which Purchaser shall pay.

[8]	These provisions were not included in every agreement but only as applicable to property covered by a particular agreement.

14.18.3.2 If Seller does not obtain the Final Ordinance on or before the date that is one year after Closing, Seller shall pay to Purchaser within thirty (30) days of such date $100,000, and Purchaser shall thereafter have the right to obtain the Final Ordinance. If Purchaser seeks to obtain the Final Ordinance, Seller shall pay all third party costs incurred by Purchaser associated with obtaining the Final Ordinance. If the Final Ordinance requires any additional fees, payments, capital expenditures, costs or expenses of any kind, Seller shall pay all such costs and expenses other than any additional ongoing maintenance or operational expenditures required with respect to the Project, which Purchaser shall pay.

14.18.4 Enforcement:

14.18.4.1 The representations and warranties contained in this Section are not subject to the Survival Period limitation in Section 5.4 of this Agreement nor shall the damages limitation amount contained in Section 10.2 be applicable with regard to Seller’s breach or default of the covenants contained in this Section. The provisions of this Section 14.18 shall survive Closing.

14.18.4.2 Seller’s Alley Obligations under this Section shall be secured by that certain Post Closing Obligations Guaranty by City Investors LLC in the form attached hereto as Exhibit M.

14.19 Further Assurances and Access to Books and Records. Purchaser and Seller each agree, upon the request of the other party from time to time before and after the Closing Date, to do, execute, acknowledge and deliver such other acts, consents, instruments, documents and other assurances as may be reasonably necessary to carry out and perform the transactions contemplated by this Agreement. Notwithstanding anything to the contrary contained in this Agreement, on and after the Closing, Seller shall provide Purchaser and its representatives with reasonable access to books and records not previously delivered to Purchaser as may be reasonably requested by Purchaser from time to time. The provisions of this Section 14.19 shall survive Closing.

14.20 Non-Transferable Warranties. Seller agrees to use good faith commercially reasonable efforts to request and obtain the assignment or other transfer of all construction and equipment warranties for the Property to Purchaser—even those that may be non-transferable by their terms. Purchaser shall fully cooperate with Seller’s efforts to do so. In the event any such warranties cannot be assigned or otherwise transferred to Purchaser, Seller agrees it shall continue to be the owner of such non-transferrable warranties and Seller will exercise such enforcement rights as it may retain on Purchaser’s behalf at Purchaser’s request, direction and cost and expense.

IN WITNESS WHEREOF, the parties have executed this Purchase and Sale Agreement as of the dates set forth below.

SELLER: [VARIES][8] LLC, a Washington limited liability company

By:

By:	City Investors LLC, a Washington limited liability company, its Manager

By:
Name:
Title:
Date:

PURCHASER:

ACORN DEVELOPMENT LLC,
a Delaware limited liability company

By:
Name:
Title:
Date:

SCHEDULES AND EXHIBITS*

Schedules

Schedule 1.3	–	Hard Personal Property
Schedule 1.4	–	Leases and Licenses
Schedule 1.5	–	Security Deposits
Schedule 1.6	–	Contracts
Schedule 1.10	–	Retained Liabilities
Schedule 5.1.3	–	Litigation
Schedule 5.1.7	–	Default under Leases or Licenses
Schedule 5.1.8	–	Violations of Law
Schedule 8.5.8(i)	–	Schedule of Seller’s and Purchaser’s Obligations
Schedule 8.5.8(ii)	–	Schedule of Seller’s and Purchaser’s Obligations

Exhibits

Exhibit A	–	Legal Description[9]
Exhibit A-1	–	Purchase Price Calculation Provisions and Sample Calculations[10]
Exhibit B	–	Rent Roll[9]
Exhibit C	–	Form of Tenant Estoppel[9]
Exhibit C-1	–	Form of Landlord Estoppel[9]
Exhibit D	–	Form of Statutory Warranty Deed
Exhibit E	–	Form of Bill of Sale
Exhibit F-1	–	Form of Assignment and Assumption with respect to the Leases and Licenses
Exhibit F-2	–	Form of Assignment and Assumption with respect to Contracts
Exhibit G	–	Form of Certificate of Non-Foreign Status
Exhibit H	–	Form of Tenant Notification Letter
Exhibit I	–	Form of Effective Date Disclosure
Exhibit J	–	Intentionally Omitted
Exhibit K	–	Form of Closing Date Statement
Exhibit L	–	Form of Limited Guaranty
Exhibit M	–	Form of Post-Closing Obligations Guaranty[10]
Exhibit M-1	–	Work to be Completed[10]
Exhibit N	–	Form of Retail Lease[10]
Exhibit O	–	Map of Other Phases[9]
Exhibit P	–	Form of Assignment and Assumption of Purchase Agreement

*	The schedules and certain exhibits to the Form of Purchase and Sale Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K because such schedules and exhibits do not contain information which is material to an investment decision or which is not otherwise disclosed in the relevant document. The Company hereby agrees to furnish supplementally a copy of any such omitted schedule or exhibit to the Securities and Exchange Commission upon request.
[9]	This term varied to reflect the specifics for the property covered by each respective agreement.
[10]	These provisions were not included in every agreement but only as applicable to property covered by a particular agreement.

SCHEDULES

TO PURCHASE AND SALE AGREEMENT

All Phases

[INTENTIONALLY OMITTED]

SCHEDULES OMITTED

EXHIBIT C-1

EXHIBIT D

TO PURCHASE AND SALE AGREEMENT

All Phases

Form of Statutory Warranty Deed

STATUTORY WARRANTY DEED

(                             )

Grantor:	[VARIES] LLC, a Washington limited liability company

Grantee:

Abbreviated Legal Description:	Complete legal description on Exhibit A

Assessor’s Tax Parcel No.:

The Grantor, [VARIES] LLC, a Washington limited liability company, for good and valuable consideration in hand paid, the receipt and sufficiency of which are hereby acknowledged, conveys and warrants to             ,             , the following described real estate, situated in the County of King, State of Washington:

The real property described on Exhibit A attached hereto, subject to the permitted exceptions described on Exhibit B attached hereto, together with all and singular the tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining.

DATED as of                     , 2012.

GRANTOR:	[VARIES] LLC, a Washington limited liability company

	By:	City Investors LLC, a Washington limited liability company, its Manager

By:
Name:
Title:

EXHIBIT D

STATE OF WASHINGTON COUNTY OF KING	ss.

I certify that I know or have satisfactory evidence that             is the person who appeared before me, and said person acknowledged that said person signed this instrument, on oath stated that said person was authorized to execute the instrument and acknowledged it as the             of City Investors LLC, the Manager of [VARIES] LLC, a Washington limited liability company, to be the free and voluntary act of such entity for the uses and purposes mentioned in the instrument.

Dated this                                 day of                                 , 2012.

(Signature of Notary)

(Legibly Print or Stamp Name of Notary)

Notary public in and for the state of Washington, residing at

My appointment expires

EXHIBIT D

EXHIBIT D

EXHIBIT D

EXHIBIT E

TO PURCHASE AND SALE AGREEMENT

All Phases

Form of Bill of Sale

BILL OF SALE

(                                         )

THIS BILL OF SALE is executed as of the             day of                    , 20    , by [VARIES ] LLC, a Washington limited liability company (“Seller”), and             , a             (“Purchaser”).

FOR VALUE RECEIVED, receipt of which is hereby acknowledged, Seller does hereby assign, transfer, convey and set over unto Purchaser the right, title and interest in and to all fixtures, furniture, equipment, furnishings, and other personal property owned by Seller (the “Personal Property”) located on that certain real property commonly known as the             located in Seattle, Washington, as more particularly described on Exhibit A attached hereto , including, without limitation, the Personal Property described on Exhibit B. The Seller represents and warrants that its title to the Personal Property is free and clear of liens, security interests mortgages, pledges, prior assignments, encumbrances and claims of any nature.

Seller does hereby covenant that it will forever warrant and defend the Personal Property against all persons whomsoever claiming by, through or under Seller and not otherwise. Seller shall execute such commercially reasonable confirmation instruments (including registration certificates) as reasonably requested by Purchaser to confirm or perfect the transfer of the Property. In all other respects, the Personal Property is being transferred in its “as is, where is” condition, and without representation or warranty, except as set forth in the Purchase and Sale Agreement between Seller and Purchaser dated                    , 2012.

This Bill of Sale shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. This Bill of Sale and the legal relations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Washington, without regard to its principles of conflicts of law.

EXHIBIT E

IN WITNESS WHEREOF, Seller has executed and delivered this Bill of Sale as of the day and year first above written.

SELLER:	[VARIES] LLC, a Washington limited liability company

	By:	City Investors LLC, a Washington limited liability company, its Manager

By:
Name:
Title:

BUYER:

EXHIBIT E

EXHIBIT E

EXHIBIT E

EXHIBIT F-1

TO PURCHASE AND SALE AGREEMENT

All Phases

Form of Assignment and Assumption of Leases

ASSIGNMENT AND ASSUMPTION WITH RESPECT TO THE

LEASES AND LICENSES

(                                         )

THIS ASSIGNMENT AND ASSUMPTION WITH RESPECT TO THE LEASES AND LICENSES (the “Assignment”), effective as of the             day of                    , 2012, is made by and between [VARIES] LLC, a Washington limited liability company (“Assignor”), and             , a             (“Assignee”):

In consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Property. The “Property” means the real property located in King County, Washington, commonly known as the             , which is legally described in Exhibit A attached to this Assignment, together with the building, structures and other improvements located thereon.

2. Leases and Licenses. The “Leases and Licenses” means the leases and licenses affecting the Property, more particularly described in the certified rent roll attached to this Assignment as Exhibit B.

3. Security Deposits. “Security Deposits” means the refundable security deposits held by or for Assignor on account of certain tenants under the Leases and Licenses. The Security Deposits are also set forth in the certified rent roll attached to this Assignment as Exhibit B.

4. Letters of Credit. “Letters of Credit” means the letters of credit held by or for Assignor on account of certain tenants under the Leases and Licenses. The Letters of Credit are set forth in Exhibit C attached to this Assignment.

5. Assignment. Assignor hereby grants, transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the Leases and Licenses, the Security Deposits and the Letters of Credit.

6. Assumption. Assignee hereby assumes the covenants, agreements and obligations of Assignor as landlord or lessor under the Leases and Licenses from and after the date hereof. Assignee further assumes all liability of Assignor for the proper refund or return of the Security Deposits and Letters of Credit if, when and as required by the Leases and Licenses. No person or entity, other than Assignor shall be deemed a beneficiary of the provisions of this Section 6.

EXHIBIT F-1

7. Indemnification. Assignee shall indemnify and hold Assignor harmless from and against all obligations of the “lessor” or the “landlord” and against any and all claims, damages, costs, liabilities, expenses and causes of action (including reasonable attorneys’ fees and costs) arising in connection with the Leases and Licenses arising from and after the date of this Assignment to the extent such claims and obligations were applicable to the period and required to be performed after the date of this Assignment. Assignor shall indemnify and hold Assignee harmless from and against all obligations of the “lessor” or the “landlord” and against any and all claims, damages, costs, liabilities, expenses and causes of action (including reasonable attorneys’ fees and costs) arising in connection with the Leases and Licenses prior to the date of this Assignment to the extent such claims and obligations were applicable to the period and required to be performed prior to the date of this Assignment.

8. Legal Expenses. If either party to this Assignment brings suit or otherwise becomes involved in any legal proceedings seeking to enforce the terms of this Assignment, or to recover damages for their breach, the prevailing party shall be entitled to recover its costs and expenses (including reasonable fees of attorneys, expert witnesses, accountants, court reporters and others) incurred in connection therewith including all such reasonable costs and expenses incurred in: (a) in trial and appellate court proceedings, (b) in connection with any and all counterclaims asserted by one party to this Assignment against another whether or not such counterclaims arise out of or are otherwise related to this Assignment, (c) in bankruptcy or other insolvency proceedings, and (d) in post-judgment collection proceedings.

9. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

10. Power and Authority. Each party represents and warrants to the other that it is fully empowered and authorized to execute and deliver this Assignment, and the individual signing this Assignment on behalf of such party represents and warrants to the other party that he or she is fully empowered and authorized to do so.

11. Counterparts. This Assignment may be executed in several counterparts, each of which shall be deemed an original, but all of, which shall constitute one agreement, binding on all parties.

(signatures follow)

EXHIBIT F-1

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the dates set forth below.

ASSIGNOR:	[VARIES] LLC, a Washington limited liability company

	By:	City Investors LLC, a Washington limited liability company, its Manager

By:
Name:
Title:
Date:

ASSIGNEE:

EXHIBIT F-1

EXHIBIT F-1

EXHIBIT F-1

EXHIBIT F-1

EXHIBIT F-2

TO PURCHASE AND SALE AGREEMENT

All Phases

Form of Assignment and Assumption of Contracts, Permits and Intangibles

ASSIGNMENT AND ASSUMPTION AGREEMENT

(            )

THIS ASSIGNMENT AND ASSUMPTION WITH RESPECT TO CONTRACTS, PERMITS AND INTANGIBLES (this “Assignment”) is entered into as of the             day of                    , 2012, by and between [VARIES] LLC, a Washington limited liability company (“Assignor”), and             , a             (“Assignee”), who agree as follows:

RECITALS

A. Assignor, as “Seller”, and Assignee, as “Purchaser”, are parties to a Purchase and Sale Agreement dated as of September                    , 2012 (“Purchase Agreement”) for the purchase and sale of certain real property in the City of Seattle, Washington (the “Property”), which Property is more particularly described in Exhibit A attached hereto and incorporated herein by this reference.

B. Assignor is a party to those certain contracts identified on Exhibit B attached here to and incorporated herein by this reference, which contracts are related to the Property, and which Assignee has agreed to assume from and after the date of closing under the Purchase Agreement (collectively, the “Contracts”).

C. Assignor has rights under certain licenses, permits, consents, authorizations, approvals, entitlements, registrations and certificates issued or granted by Governmental Authorities with respect to current use, occupancy, and operation of the Property and its existing Improvements (“Permits”).

D. Assignor has rights under certain plans and specifications, blueprints, architectural plans, engineering diagrams and similar items located at the Property or in Assignor’s Possession or Control which relate to the Property or existing Improvements (“Plans and Specifications”).

E. Assignor has rights under certain warranties and guaranties with respect to the Improvements and Personal Property (“Warranties”) including the Warranties set forth on Exhibit C attached here to and incorporated herein by this reference.

F. The Contracts, Permits, Plans and Specifications, Warranties, together with all other intangible assets of Assignor (“Intangible Assets”) are collectively referred to herein as the “Assigned Documents and Assets”).

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G. Concurrently herewith, Assignor is transferring and conveying to Assignee all of Assignor’s right, title and interest in and to the Property, Leases and Licenses and other Personal Property pursuant to the Purchase Agreement. In connection with such conveyance, Assignor desires to assign to Assignee, and Assignee desires to take assignment of and assume, all of the right, title and interest of Assignor in and to the Assigned Documents and Assets as more particularly set forth herein. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, Assignor and Assignee agree as follows:

AGREEMENT

1. Assignment. Assignor hereby grants, transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the Assigned Documents and Assets.

2. Assumption. Assignee hereby assumes the covenants, agreements and obligations of Assignor under the Assigned Documents and Assets from and after the date hereof. No person or entity other than Assignor shall be deemed a beneficiary of the provisions of this Section 2.

3. Further Assurances. Assignor will, at any time and from time to time upon written request therefor, and without incurring any additional costs, expenses or liabilities, execute and deliver to Assignee, Assignee’s successors, nominees or assigns such documents as Assignee or they may reasonably request in order to fully assign and transfer to and vest in Assignee or Assignee’s successors, nominees and assigns and protect Assignee or Assignee’s successors’, nominees’ and assigns’ rights under and interest in all of the Assigned Documents and Assets, or to enable Assignee or Assignee’s successors, nominees and assigns to realize upon or otherwise enjoy such rights and property.

6. Indemnification. Assignee shall indemnify and hold harmless Assignor from and against all obligations assumed by the Assignee and against any and all claims, damages, costs, liabilities, expenses and causes of action (including reasonable attorneys’ fees and costs) arising in connection with the Contracts to the extent such claims and obligations were applicable to the period and required to be performed from and after the date of this Assignment. Assignor shall indemnify and hold harmless Assignee from and against all obligations under the Contracts and against any and all claims, damages, costs, liabilities, expenses and causes of action (including reasonable attorneys’ fees and costs) arising in connection with the Contracts to the extent such obligations were applicable to the period and required to be performed prior to the date of this Assignment.

7. Legal Expenses. If either party to this Assignment brings suit or otherwise becomes involved in any legal proceedings seeking to enforce the terms of this Assignment, or to recover damages for their breach, the prevailing party shall be entitled to recover its costs and expenses (including reasonable fees of attorneys, expert witnesses, accountants, court reporters and others) incurred in connection therewith including all such reasonable costs and expenses incurred: (a) in trial and appellate court proceedings, (b) in connection with any and all counterclaims asserted by one party to this Assignment against another whether or not such counterclaims arise out of or are otherwise related to this Assignment, (c) in bankruptcy or other insolvency proceedings, and (d) in post-judgment collection proceedings.

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8. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

9. Power and Authority. Each party represents and warrants to the other that it is fully empowered and authorized to execute and deliver this Assignment, and the individual signing this Assignment on behalf of such party represents and warrants to the other party that he or she is fully empowered and authorized to do so.

10. Counterparts. This Assignment may be executed in several counterparts, each of which shall be deemed an original, but all of, which shall constitute one agreement, binding on all parties.

(Signatures follow)

EXHIBIT F-2

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the dates set forth below.

ASSIGNOR:	[VARIES] LLC, a Washington limited liability company

	By:	City Investors LLC, a Washington limited liability company, its Manager

By:
Name:
Title:
Date:

ASSIGNEE:

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EXHIBIT G

TO PURCHASE AND SALE AGREEMENT

All Phases

Form of Certificate of Non-Foreign Status

CERTIFICATE OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by the undersigned Seller, the undersigned hereby certifies the following:

1.	Seller is not a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those items are defined in the Internal Revenue Code and Income Tax Regulations);

2.	Seller is not a disregarded entity as defined in Treasury Regulation §1.1445-2(b)(2)(iii);

3.	Seller’s Taxpayer Identification Number is:

4.	Seller’s office address is:

c/o Vulcan Inc.

505 Fifth Avenue South, Suite 900

Seattle, WA 98104-3821

The undersigned understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, the undersigned declares that it has examined this certification and to the best of its knowledge and belief it is true, correct and complete.

DATED as of                    , 2012.

SELLER:	[VARIES] LLC, a Washington limited liability company

	By:	City Investors LLC, a Washington limited liability company, its Manager

By:
Name:
Title:

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EXHIBIT H

TO PURCHASE AND SALE AGREEMENT

All Phases

Form of Tenant Notification Letter

TENANT NOTIFICATION LETTER

                    , 2012

VIA OVERNIGHT COURIER AND HAND DELIVERED

TO:	(“Tenant”)

RE:
Notification Regarding Change of Ownership

This letter is to notify you as a Tenant at             , Seattle, Washington 98101 (the “Property”), that the Property has been sold by [VARIES] LLC (“Seller”),                                         (“Purchaser”). As of the date hereof, your Lease has been assigned by Seller to Purchaser. From the date of this letter until further notice, any and all unpaid rent as well as all future rent, or any other amounts due under the terms of your Lease, shall be paid and directed to Purchaser, as follows:

TO:
ATTN:
AT:

Please note that you will receive additional correspondence from Purchaser containing contact information with respect to the management and operation of the Property within the next few days.

As part of the sale, all refundable tenant deposits, if any, actually held by Seller with respect to the Property have been transferred to, and Seller’s obligations with respect to such deposits have been assumed by, Purchaser as of the date of this letter. Any and all payments of rent (or other sums due under your Lease) hereafter paid to any party other than Purchaser shall not relieve you of the obligation of making said payment to Purchaser.

[The balance of this page is intentionally left blank]

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[SIGNATURE PAGE TO TENANT NOTIFICATION LETTER]

SELLER:	[VARIES] LLC, a Washington limited liability company

	By:	City Investors LLC, a Washington limited liability company, its Manager

By:
Name:
Title:

PURCHASER:

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EXHIBIT L

TO PURCHASE AND SALE AGREEMENT

All Phases

Form of Limited Guaranty

LIMITED GUARANTY

(Phase     )

This Limited Guaranty (this “Guaranty”), dated for reference purposes the             day of December, 2012, is by and between City Investors LLC, a Washington limited liability company (“Guarantor”), whose address is 505 Union Station, 505 Fifth Avenue South, Suite 900, Seattle, Washington 98104, and Acorn Development LLC, a Delaware limited liability company (“Purchaser”), whose address is 410 Terry Avenue North, Seattle, WA 98109-5210 (Attention: General Counsel and Real Estate Manager).

RECITALS

A. [VARIES] LLC, a Washington limited liability company (“Seller”), as Seller, and Purchaser, as Purchaser, are simultaneously herewith entering into that certain Purchase and Sale Agreement (Amazon Phase [            ]) of even date herewith (the “Purchase Agreement”), pursuant to which Seller has agreed to sell to Purchaser and Purchaser has agreed to buy from Seller, the Property, as defined in the Purchase Agreement, located in Seattle, Washington, all on the terms and conditions set forth in the Purchase Agreement. Capitalized terms used but not defined in this Guaranty have the meanings given in the Purchase Agreement.

B. Guarantor is an indirect owner of Seller and will benefit from the closing of the transaction contemplated by the Purchase Agreement.

C. As a condition to Purchaser’s execution of the Purchase Agreement, Purchaser is requiring that Guarantor execute this Guaranty pursuant to which Guarantor guarantees certain obligations of Seller under the Purchase Agreement and under any document executed and delivered by Seller at Closing.

NOW, THEREFORE, for and in consideration of Purchaser’s execution and delivery of the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Guarantor, Guarantor hereby agrees as follows:

1. Guarantor irrevocably guarantees, without deduction by reason of set-off, defense (except as otherwise expressly provided herein) or counterclaim, the full, punctual, and complete payment and performance of (a) all post closing obligations of Seller to Purchaser under the Purchase Agreement and under any document executed and delivered by Seller at Closing (including, without limitation, the performance of all Retained Liabilities except as provided below, Seller’s obligations under Section 8.5 of the Purchase Agreement (including all subsections of Section 8.5), liability for breach of Express Representations, and indemnification obligations under any document executed and delivered by Seller at Closing) subject to the

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limitations set forth in Section 10.2 of the Purchase Agreement, plus (b) one hundred percent (100%) of reasonable costs and expenses of collection incurred by Purchaser in enforcing its rights and remedies under this Guaranty as described in Section 8 below. The parties acknowledge that this Guaranty does not apply to the [Alley Obligations—Ia, III, and IV, the TI Obligations – III, the Easement Obligations – II, III, and the Completion Obligations – V], which are subject to a separate Post Closing Obligations Guaranty of even date herewith given by Guarantor for the benefit of Purchaser.

Notwithstanding any provision of this Guaranty, Guarantor’s liability hereunder shall be limited to the payments and performance required to be made by Seller to Purchaser under the Purchase Agreement and under any document executed and delivered by Seller at Closing, subject to the limitations in Section 10.2 of the Purchase Agreement (which shall not exceed $            ), plus the amounts described in Section 8 below.

2. Except as expressly provided by this Guaranty, Guarantor hereby waives presentment, protest, notice of default, demand for payment and all other suretyship defenses whatsoever with respect to any obligation guaranteed under this Guaranty.

3. If Seller fails to make any payment to Purchaser or perform any obligation required under the Purchase Agreement (subject to the limitations set forth in Section 10.2 of the Purchase Agreement), Purchaser shall be entitled to make demand upon Guarantor for such payment or performance (hereinafter referred to as a “Demand”). Any Demand shall be in writing and shall state the amount Seller has failed to pay or the obligation Seller has failed to perform, shall contain a brief explanation of why such payment or performance is due, and a specific statement that Purchaser is calling upon Guarantor to pay such amount or perform such obligation under this Guaranty. Guarantor agrees to pay Purchaser amounts owing by Seller pursuant to the Purchase Agreement or perform obligations of Seller within ten (10) days of receipt of a Demand therefor, and to pay to Purchaser any other amounts owing hereunder within ten (10) days of demand therefor. In no event shall Guarantor’s liability under this Guaranty exceed Seller’s liability under the Purchase Agreement, as limited by Section 10.2, plus all other amounts described in Section 8 of this Guaranty.

4. Guarantor represents and warrants to Purchaser that:

(a) it is a limited liability company duly organized and validly existing under the laws of the State of Washington and has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Guaranty; and

(b) no authorization, approval, consent or order of, or registration or filing with, any court or other governmental body having jurisdiction over Guarantor is required on the part of Guarantor for the execution and delivery of this Guaranty.

5. In the event Guarantor fails to make any payment to Purchaser or perform any obligation when required under this Guaranty, Purchaser may commence suit against Guarantor and/or exercise any available remedy at law or equity to enforce the provisions of this Guaranty without first commencing any suit or otherwise proceeding against Seller or exhausting its remedies against Seller. This is a guaranty of payment and performance and not a guaranty of collection.

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6. This Guaranty is of a continuing nature and shall remain in full force and effect until all the terms, covenants, conditions, and agreements in this Guaranty are performed and until the later of the end of the Survival Period under the Purchase Agreement or the date upon which any alleged breach or default by Seller for which Purchaser gives notice prior to the expiration of the Survival Period pursuant to Sections 5.4 and 10.2 of the Purchase Agreement is resolved and any liability of Seller to Purchaser is satisfied (the later of which date shall be the “Guaranty Termination Date”). Notwithstanding any other provision of this Guaranty to the contrary, if any payment made by Seller in satisfaction of any obligation of Seller under the Purchase Agreement is returned by Purchaser as a result of court order or directive or requirement of law, in connection with any bankruptcy, insolvency, reorganization, or receivership proceeding, or other similar proceeding, that obligation shall, for purposes of this Guaranty, be deemed to continue in existence to the extent of the payment returned as if the payment had never been made. Upon the Guaranty Termination Date, Purchaser shall execute a Termination and Release of Guarantee in a commercially reasonable form.

7. Intentionally Omitted.

8. If Purchaser takes any action (including, but not limited to, actions that are not the initiation of or participation in a proceeding) or participates in any proceeding to enforce this Guaranty, or to protect Purchaser’s rights hereunder (including, but not limited to, bankruptcy, appellate, and post-judgment proceedings), or shall be made a party to any action or proceeding arising out of this Guaranty, whether or not such action or proceeding is commenced prior to or after expiration or termination this Guaranty, the substantially prevailing party in such proceeding shall be entitled to recover from the other party all reasonable costs and expenses, including reasonable attorneys’ fees, incurred or expended in connection therewith (whether or not incurred or expended prior to such action or proceeding). Further, a party shall be entitled to recover such reasonable costs, expenses and fees even if no formal action or proceeding is commenced.

9. Any act of Purchaser, or its successors or assigns, consisting of a waiver of any of the terms or conditions of the Purchase Agreement, or the giving of any consent to any manner or thing relating thereto, or the granting of any indulgences, renewals, extensions of time, releases, and discharges to Seller or any other guarantor, or the taking or releasing of any security for payment and performance of the Seller’s obligations under the Purchase Agreement, or the refraining from perfecting any interest in any security granted in connection with the Purchase Agreement or any other guarantee, may be done without notice to or consent from Guarantor and without releasing Guarantor from any of its obligations hereunder.

10. The obligations of Guarantor hereunder shall not be released by Purchaser’s receipt, application, release or impairment of any security or other collateral given for the performance and observance of any covenant or condition in the Purchase Agreement contained on Seller’s part to be performed or observed, nor by any modification thereof, nor any release or discharge of any other guarantor, regardless of whether Guarantor consents thereto or receives notice thereof.

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11. Guarantor shall be entitled to all defenses that Seller may have to its obligations under the Purchase Agreement that are guarantied by this Guaranty, except that the liability of Guarantor hereunder shall in no way be affected by (a) the release or discharge of Seller in any receivership, bankruptcy or other similar proceeding; (b) the impairment, limitation or modification of any liability to Purchaser of Seller or the estate of Seller in bankruptcy, or the impairment, limitation or modification of any remedy for the enforcement of Seller’s liability under the Purchase Agreement resulting from the operation of any present or future provision of federal or state bankruptcy or insolvency laws; (c) the rejection or disaffirmance of the Purchase Agreement in any bankruptcy, insolvency, or similar proceeding; (d) the assignment, transfer, or encumbrance of all or any portion of the Seller’s interest in the Purchase Agreement; or (e) any extension, renewal, amendment, expansion, or termination of the Purchase Agreement. Guarantor hereby waives notice of the acceptance of this Guaranty, notice of any event of default under the Purchase Agreement, opportunity to cure any event of default under the Purchase Agreement, and proof of notice or demand to Seller relating to any event of default. For so long as this Guaranty remains in effect, Guarantor hereby further waives any and all defenses based upon rights of subrogation, reimbursement, indemnification or contribution with respect to Seller that are or may become available to it.

12. Guarantor further agrees that it may be joined in any action against Seller in connection with the obligations of Seller under the Purchase Agreement that are guarantied under this Guaranty and recovery may be had against Guarantor in any such action. Purchaser may enforce the obligations of Guarantor hereunder, at its sole discretion and to the extent permitted by law, and exercise its rights under this Guaranty and pursue any other guaranty or security or apply any other collateral it may hold, either prior to, concurrently with, or after, the exercise of its remedies for such default against Seller and/or its successors, assigns, and/or other guarantors under the Purchase Agreement, and Guarantor hereby waives all right to assert or plead at any time any and all surety or other similar defenses including, without limitation, any provision of law requiring Purchaser to proceed first or exhaust its recourse against Seller or any other guarantor. Guarantor hereby waives any and all rights to require marshalling of assets by Purchaser or to assert that Purchaser is required to pursue or enforce any other guaranty or letter of credit in any particular amount or in any particular order. This Guaranty is in addition to and not in substitution for any other guarantees held or which may hereafter be held by Purchaser.

13. For so long as this Guaranty is in effect, Guarantor (a) shall have no right of subrogation against Seller by reason of any payments or acts of performance by Guarantor hereunder; and (b) subordinates any liability or indebtedness of Seller now or hereafter held by Guarantor to the obligations of Seller to Purchaser under the Purchase Agreement which are guaranteed under this Guaranty. Guarantor waives any defense to payment or performance under this Guaranty based on any argument that Purchaser’s realization on any other security or collateral for the Purchase Agreement has impaired Guarantor’s subrogation rights. Guarantor acknowledges that it may seek to obtain a separate reimbursement agreement from the Seller covering amounts paid by Guarantor under this Guaranty, and the presence or absence of such a reimbursement agreement shall have no effect on Guarantor’s obligations under this Guaranty.

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14. This Guaranty shall apply to the Purchase Agreement and any modification, replacement, or amendment thereof.

15. If any provision (or portion or application of any provision) of this Guaranty is found to be invalid or inconsistent with applicable law then that provision (or the smallest portion or narrowest application of that provision that can be removed to render the provision valid) shall be severed from this Guaranty and the remainder of this Guaranty and the application of that provision to all circumstances where its application is valid shall not be affected thereby and shall continue in full force and effect.

16. Notice hereunder shall be in writing and shall be effective upon receipt or refusal to accept receipt, and shall be given by personal service, nationally recognized overnight courier service, or United States Mail, registered or certified delivery, return receipt requested, to the other party at its above address, except that under no circumstances shall Purchaser be obligated to give Guarantor any notice not specifically required to be given by Purchaser pursuant to this Guaranty. Either party may by notice given as aforesaid designate a different address for notice purposes.

17. This Guaranty shall in all respects be governed by, and construed in accordance with, the laws of the State of Washington without regard to principles of conflicts of laws. Any action hereunder shall be brought in the state or federal courts of competent jurisdiction in King County, Washington. Each of Purchaser and Guarantor hereby consents to the jurisdiction of such state or federal court for such purposes. This Guaranty shall be binding upon Guarantor, its successors and assigns and inure to the benefit of and be enforceable by Purchaser, its successors and assigns. For purposes of this Guaranty, the word “Seller” shall also include the successors and assigns of Seller. No assignment by Guarantor shall release Guarantor from its obligations hereunder. This Guaranty embodies the entire agreement and understanding between Guarantor and Purchaser with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

18. Subject to any applicable statute of limitations, no delay on the part of Purchaser in exercising any right hereunder shall operate as a waiver of such right or of any other right of Purchaser hereunder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or a waiver of the same or any other right on any future occasion.

19. The first paragraph of Section 14.16 of the Purchase Agreement is incorporated into this Agreement by reference, with references therein to “Seller” deemed to be references to Guarantor. The provisions of Section 14.16, as incorporated herein, shall survive Closing or other termination of this Agreement.

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IN WITNESS WHEREOF, Guarantor and Purchaser have executed this Guaranty as of the dates below.

City Investors LLC, a Washington limited liability company

By:
Print Name:
Title:
Date:

Acorn Development LLC, a Delaware limited liability company

By:
Print Name:
Title:
Date:

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EXHIBIT M

TO PURCHASE AND SALE AGREEMENT

All Phases except Phase IB

Form of Post Closing Obligations Guaranty

POST CLOSING OBLIGATIONS GUARANTY

(Phase     )

This Post Closing Obligations Guaranty (this “Guaranty”), dated for reference purposes the             day of December, 2012, is by and between City Investors LLC, a Washington limited liability company (“Guarantor”), whose address is 505 Union Station, 505 Fifth Avenue South, Suite 900, Seattle, Washington 98104, and Acorn Development LLC, a Delaware limited liability company (“Purchaser”), whose address is 410 Terry Avenue North, Seattle, WA 98109-5210 (Attention: General Counsel and Real Estate Manager).

RECITALS

A. City Place             LLC, a Washington limited liability company (“Seller”), as Seller, and Purchaser, as Purchaser, are simultaneously herewith entering into that certain Purchase and Sale Agreement (Amazon Phase             ) of even date herewith (the “Purchase Agreement”), pursuant to which Seller has agreed to sell to Purchaser and Purchaser has agreed to buy from Seller, the Property, as defined in the Purchase Agreement, located in Seattle, Washington, all on the terms and conditions set forth in the Purchase Agreement. Capitalized terms used but not defined in this Guaranty have the meanings given in the Purchase Agreement.

B. Guarantor is an indirect owner of Seller and will benefit from the closing of the transaction contemplated by the Purchase Agreement.

C. As a condition to Purchaser’s execution of the Purchase Agreement, Purchaser is requiring that Guarantor execute this Guaranty pursuant to which Guarantor guarantees certain post closing obligations of Seller under the Purchase Agreement.

NOW, THEREFORE, for and in consideration of Purchaser’s execution and delivery of the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Guarantor, Guarantor hereby agrees as follows:

1. Guarantor irrevocably guarantees, without deduction by reason of set-off, defense (except as otherwise expressly provided herein) or counterclaim, the full, punctual, and complete payment and performance of the [Alley Obligations—Ia, III, and IV, the TI Obligations – III, the Easement Obligations – II, III, and the Completion Obligations – V] of Seller to Purchaser under the Purchase Agreement, all as defined in the Purchase Agreement (collectively, the “Secured Obligations”), plus reasonable costs and expenses of collection incurred by Purchaser in enforcing its rights and remedies under this Guaranty as described in Section 8 below.

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2. Except as expressly provided by this Guaranty, Guarantor hereby waives presentment, protest, notice of default, demand for payment and all other suretyship defenses whatsoever with respect to any obligation guaranteed under this Guaranty.

3. Without limiting any other remedy available to Purchaser under the Purchase Agreement or this Guaranty, if Seller fails to timely fulfill or complete any of the Secured Obligations, and Purchaser intends to incur costs to cure such Secured Obligations, Purchaser shall provide Seller and Guarantor with written notice that Seller and Guarantor are in default and that Purchaser intends to incur costs to cure such failure. Purchaser may cure such failure if Guarantor does not cure such failure within thirty (30) days after written notice thereof (the thirty-day period being a “Guarantor Default Notice Period”); provided that if the nature of such cure is such that a longer cure period is necessary, Purchaser shall not cure if Guarantor shall have failed to commence such cure within said Guarantor Default Notice Period and thereafter to have diligently prosecuted such cure to completion; provided further, that Purchaser may act with less notice or no notice in connection with an emergency, in order to meet a contractual or other deadline, or in other exigent circumstances. If Guarantor fails to cure or commence to cure within the time periods just described, then Purchaser may, but shall not be obligated so to do, and without waiving or releasing Guarantor from any obligations of Guarantor or releasing Seller from any obligations of Seller, make such payment or perform any such other act on Guarantor’s and Seller’s part to be made or performed to meet the Secured Obligations and Guarantor shall reimburse Purchaser for any costs in connection therewith. In addition, if Seller fails to perform any of the Secured Obligations, Purchaser shall be entitled to make demand upon Guarantor for such payment or performance (hereinafter referred to as a “Demand”). Any Demand shall be in writing and shall state the amount Seller has failed to pay or the obligation Seller has failed to perform, shall contain a brief explanation of why such payment or performance is due, and a specific statement that Purchaser is calling upon Guarantor to pay such amount or perform such obligation under this Guaranty. Guarantor agrees to pay Purchaser amounts owing by Seller pursuant to the Purchase Agreement or perform obligations of Seller within ten (10) days of receipt of a Demand therefor, and to pay to Purchaser any other amounts owing hereunder within ten (10) days of demand therefor.

4. Guarantor represents and warrants to Purchaser that:

(a) it is a limited liability company duly organized and validly existing under the laws of the State of Washington and has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Guaranty; and

(b) no authorization, approval, consent or order of, or registration or filing with, any court or other governmental body having jurisdiction over Guarantor is required on the part of Guarantor for the execution and delivery of this Guaranty.

5. In the event Guarantor fails to make any payment to Purchaser or perform any obligation when required under this Guaranty, Purchaser may commence suit against Guarantor and/or exercise any available remedy at law or equity to enforce the provisions of this Guaranty without first commencing any suit or otherwise proceeding against Seller or exhausting its remedies against Seller. This is a guaranty of payment and performance and not a guaranty of collection.

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6. This Guaranty is of a continuing nature and shall remain in full force and effect until all the terms, covenants, conditions, and agreements in this Guaranty are performed and until Seller has provided Purchaser with reasonable evidence that the Secured Obligations have been fully satisfied. Notwithstanding any other provision of this Guaranty to the contrary, if any payment made by Seller in satisfaction of any obligation of Seller under the Purchase Agreement is returned by Purchaser as a result of court order or directive or requirement of law, in connection with any bankruptcy, insolvency, reorganization, or receivership proceeding, or other similar proceeding, that obligation shall, for purposes of this Guaranty, be deemed to continue in existence to the extent of the payment returned as if the payment had never been made. Upon Seller providing Purchaser with reasonable evidence that the Secured Obligations have been fully satisfied, Purchaser shall execute a Termination and Release of Guarantee in a commercially reasonable form.

7. Intentionally Omitted.

8. If Purchaser takes any action (including, but not limited to, actions that are not the initiation of or participation in a proceeding) or participates in any proceeding to enforce this Guaranty, or to protect Purchaser’s rights hereunder (including, but not limited to, bankruptcy, appellate, and post-judgment proceedings), or shall be made a party to any action or proceeding arising out of this Guaranty, whether or not such action or proceeding is commenced prior to or after expiration or termination this Guaranty, the substantially prevailing party in such proceeding shall be entitled to recover from the other party all reasonable costs and expenses, including reasonable attorneys’ fees, incurred or expended in connection therewith (whether or not incurred or expended prior to such action or proceeding). Further, a party shall be entitled to recover such reasonable costs, expenses and fees even if no formal action or proceeding is commenced.

9. Any act of Purchaser, or its successors or assigns, consisting of a waiver of any of the terms or conditions of the Purchase Agreement, or the giving of any consent to any manner or thing relating thereto, or the granting of any indulgences, renewals, extensions of time, releases, and discharges to Seller or any other guarantor, or the taking or releasing of any security for payment and performance of the Secured Obligations, or the refraining from perfecting any interest in any security granted in connection with the Purchase Agreement or any other guarantee, may be done without notice to or consent from Guarantor and without releasing Guarantor from any of its obligations hereunder.

10. The obligations of Guarantor hereunder shall not be released by Purchaser’s receipt, application, release or impairment of any security or other collateral given for the performance and observance of any covenant or condition in the Purchase Agreement contained on Seller’s part to be performed or observed, nor by any modification thereof, nor any release or discharge of any other guarantor, regardless of whether Guarantor consents thereto or receives notice thereof.

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11. Guarantor shall be entitled to all defenses that Seller may have to its obligations under the Purchase Agreement that are guarantied by this Guaranty, except that the liability of Guarantor hereunder shall in no way be affected by (a) the release or discharge of Seller in any receivership, bankruptcy or other similar proceeding; (b) the impairment, limitation or modification of any liability to Purchaser of Seller or the estate of Seller in bankruptcy, or the impairment, limitation or modification of any remedy for the enforcement of Seller’s liability under the Purchase Agreement resulting from the operation of any present or future provision of federal or state bankruptcy or insolvency laws; (c) the rejection or disaffirmance of the Purchase Agreement in any bankruptcy, insolvency, or similar proceeding; (d) the assignment, transfer, or encumbrance of all or any portion of the Seller’s interest in the Purchase Agreement; or (e) any extension, renewal, amendment, expansion, or termination of the Purchase Agreement. Guarantor hereby waives notice of the acceptance of this Guaranty, notice of any event of default under the Purchase Agreement, opportunity to cure any event of default under the Purchase Agreement, and proof of notice or demand to Seller relating to any event of default. For so long as the Guaranty remains in effect, Guarantor hereby further waives any and all defenses based upon rights of subrogation, reimbursement, indemnification or contribution with respect to Seller that are or may become available to it.

12. Guarantor further agrees that it may be joined in any action against Seller in connection with the Secured Obligations and recovery may be had against Guarantor in any such action. Purchaser may enforce the obligations of Guarantor hereunder, at its sole discretion and to the extent permitted by law, and exercise its rights under this Guaranty and pursue any other guaranty or security or apply any other collateral it may hold, either prior to, concurrently with, or after, the exercise of its remedies for such default against Seller and/or its successors, assigns, and/or other guarantors under the Purchase Agreement, and Guarantor hereby waives all right to assert or plead at any time any and all surety or other similar defenses including, without limitation, any provision of law requiring Purchaser to proceed first or exhaust its recourse against Seller or any other guarantor. Guarantor hereby waives any and all rights to require marshalling of assets by Purchaser or to assert that Purchaser is required to pursue or enforce any other guaranty or letter of credit in any particular amount or in any particular order. This Guaranty is in addition to and not in substitution for any other guarantees held or which may hereafter be held by Purchaser.

13. For so long as this Guaranty is in effect, Guarantor (a) shall have no right of subrogation against Seller by reason of any payments or acts of performance by Guarantor hereunder; and (b) subordinates any liability or indebtedness of Seller now or hereafter held by Guarantor to the obligations of Seller to Purchaser under the Purchase Agreement which are guaranteed under this Guaranty. Guarantor waives any defense to payment or performance under this Guaranty based on any argument that Purchaser’s realization on any other security or collateral for the Purchase Agreement has impaired Guarantor’s subrogation rights. Guarantor acknowledges that it may seek to obtain a separate reimbursement agreement from the Seller covering amounts paid by Guarantor under this Guaranty, and the presence or absence of such a reimbursement agreement shall have no effect on Guarantor’s obligations under this Guaranty.

14. This Guaranty shall apply to the Secured Obligations and any modification, replacement, or amendment thereof.

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15. If any provision (or portion or application of any provision) of this Guaranty is found to be invalid or inconsistent with applicable law then that provision (or the smallest portion or narrowest application of that provision that can be removed to render the provision valid) shall be severed from this Guaranty and the remainder of this Guaranty and the application of that provision to all circumstances where its application is valid shall not be affected thereby and shall continue in full force and effect.

16. Notice hereunder shall be in writing and shall be effective upon receipt or refusal to accept receipt, and shall be given by personal service, nationally recognized overnight courier service, or United States Mail, registered or certified delivery, return receipt requested, to the other party at its above address, except that under no circumstances shall Purchaser be obligated to give Guarantor any notice not specifically required to be given by Purchaser pursuant to this Guaranty. Either party may by notice given as aforesaid designate a different address for notice purposes.

17. This Guaranty shall in all respects be governed by, and construed in accordance with, the laws of the State of Washington without regard to principles of conflicts of laws. Any action hereunder shall be brought in the state or federal courts of competent jurisdiction in King County, Washington. Each of Purchaser and Guarantor hereby consents to the jurisdiction of such state or federal court for such purposes. This Guaranty shall be binding upon Guarantor, its successors and assigns and inure to the benefit of and be enforceable by Purchaser, its successors and assigns. For purposes of this Guaranty, the word “Seller” shall also include the successors and assigns of Seller. No assignment by Guarantor shall release Guarantor from its obligations hereunder. The Guaranty embodies the entire agreement and understanding between Guarantor and Purchaser with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

18. Subject to any applicable statute of limitations, no delay on the part of Purchaser in exercising any right hereunder shall operate as a waiver of such right or of any other right of Purchaser hereunder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or a waiver of the same or any other right on any future occasion.

19. The first paragraph of Section 14.16 of the Purchase Agreement is incorporated into this Agreement by reference, with references therein to “Seller” deemed to be references to Guarantor. The provisions of Section 14.16, as incorporated herein, shall survive Closing or other termination of this Agreement.

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IN WITNESS WHEREOF, Guarantor and Purchaser have executed this Guaranty as of the dates below.

City Investors LLC, a Washington limited liability company

By:
Print Name:
Title:
Date:

Acorn Development LLC, a Delaware limited liability company

By:
Print Name:
Title:
Date:

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TO PURCHASE AND SALE AGREEMENT

All Phases

Form of Assignment and Assumption of Purchase Agreement

ASSIGNMENT OF

PURCHASE AND SALE AGREEMENT

(                    )

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,             , a             (“Assignor”), hereby assigns, transfers and sets over to             , a             (“Assignee”), all of Assignor’s right, title and interest under that certain Purchase and Sale Agreement dated as of                    . 20    , by and between             , as Seller, and Assignor as Purchaser (the “Purchase Agreement”), in accordance with Section 13.1 of the Purchase Agreement. Assignee is an affiliate of Assignor as defined in Section 13.1 of the Purchase Agreement. Assignee hereby accepts said assignment and assumes all of Assignor’s rights and obligations under the Purchase Agreement.

DATED THIS DAY OF , 20 .

ASSIGNOR:
a

By:
Name:
Title:

ASSIGNEE:
a

By:
Name:
Title:

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